Exhibit 13.1
REDIFF.COM INDIA LIMITED
16TH ANNUAL REPORT
2010-2011
(UNDER COMPANIES ACT, 1956)
(INDIAN LAWS)

Rediff.com India Ltd.
Board of Directors
Ajit Balakrishnan (Chairman & Managing Director)
Arun Nanda
Sunil Phatarphekar
Ashok Narasimhan
Sridar Iyengar
Rashesh Shah
Statutory Auditors
M/s. Deloitte Haskins & Sells
Chartered Accountants
12, Dr. Annie Besant Road
Opp. Shiv Sagar Estate
Worli
Mumbai 400 018
Registered Office
First Floor,
Mahalaxmi Engineering Estate
L. J. First Cross Road
Mahim (West)
Mumbai 400 016

Contents

Sr. no.	Particulars	Page Nos.
	Documents as required under Companies Act, 1956 (Indian law)

1.	Notice of Annual General Meeting	1

2.	Directors Report of Rediff.com India Ltd.	2-4

3.	Auditors’ Report of Rediff.com India Ltd.	5-9

4.	Balance Sheet and P&L Account, Schedules thereto of Rediff.com India Ltd.	10-37

5.	Statement pursuant to Section 212 of the Companies Act 1956	38

6.	Directors Report of Vubites India Pvt. Ltd.	39-41

7.	Auditors’ Report of Vubites India Pvt. Ltd.	42-43

8.	Balance Sheet and P&L Account, Schedules thereto of Vubites India Pvt. Ltd.	44-57

9.	Directors Report of Rediff Holdings Inc.	58

10.	Auditors’ Report of Rediff Holdings Inc.	59

11.	Balance Sheet and P&L Account, Schedules thereto of Rediff Holdings Inc.	60-71

12.	Directors Report of India Abroad Publications Inc.	72

13.	Auditors’ Report of India Abroad Publications Inc.	73

14.	Balance Sheet and P&L Account, Schedules thereto of India Abroad Publications Inc.	74-85

15.	Directors Report of India in New York Inc	86

16.	Auditors’ Report of India in New York Inc	87

17.	Balance Sheet and P&L Account, Schedules thereto of India in New York Inc	88-95

18.	Directors Report of India Abroad Publications (Canada) Inc.	96

Sr. no.	Particulars	Page Nos.
19.	Auditors’ Report of India Abroad Publications (Canada) Inc.	97

20.	Balance Sheet and P&L Account, Schedules thereto of India Abroad Publications (Canada) Inc.	98-107

21.	Directors Report of Rediff.com Inc.	108

22.	Auditors’ Report of Rediff.com Inc.	109

23.	Balance Sheet and P&L Account, Schedules thereto of Rediff.com Inc.	110-119

24.	Directors Report of Value Communications Corporation	120

25.	Auditors’ Report of Value Communications Corporation	121

26.	Balance Sheet and P&L Account, Schedules thereto of Value Communications Corporation	122-132

27.	Proxy Form and Attendance Slip	133

NOTICE
Notice is hereby given that the Sixteenth Annual General Meeting of the Members of Rediff.com India Limited will be held on Friday, 16th September, 2011, at 10a.m.(IST) at the Registered Office of the Company situated at First Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400016, to transact the following business:
ORDINARY BUSINESS
1.	To receive, consider and adopt the Audited Balance Sheet as at March 31, 2011 and Profit & Loss Account for the year ended as on that date and the reports of the Auditors and Directors’ thereon.
2.	To appoint a Director in place of Mr. Sridar Iyengar, Director retiring by rotation and being eligible, offers himself for reappointment.
3.	To appoint a Director in place of Mr. Ashok Narasimhan, Director retiring by rotation and being eligible, offers himself for reappointment.
4.	To appoint Auditors and fix their remuneration by passing the following resolution as an Ordinary Resolution with or without modification(s);
“RESOLVED that M/s Deloitte Haskins & Sells, Chartered Accountants (Reg. no. 117366W), Mumbai be and are hereby re-appointed as Statutory Auditors of Rediff.com India Limited and to hold office from the conclusion of this Annual General Meeting till the conclusion of the next Annual General Meeting at a remuneration to be decided by the Board of Directors/Audit Committee of the Directors of the Company.”

By Order of the Board For Rediff.com India Limited

PLACE: MUMBAI	/s/ Jyoti Ravi Sachdeva

DATE: 21ST JULY, 2011	Company Secretary & Manager Legal
NOTES:
A MEMBER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE INSTEAD OF HIMSELF/HERSELF AND SUCH A PROXY NEED NOT BE A MEMBER OF THE COMPANY. PROXIES TO BE EFFECTIVE MUST BE RECEIVED BY THE COMPANY NOT LESS THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL GENERAL MEETING.

REDIFF.COM INDIA LIMITED
DIRECTORS’ REPORT
To,
The Members,
Rediff.com India Limited
Your Directors have pleasure in presenting to you the Sixteenth Annual Report together with the Audited Annual Accounts for the year ended March 31, 2011.
1.	REDIFF.COM INDIA LTD.’S FINANCIAL HIGHLIGHTS
(a)	Total Income:- Rs.982 million (previous year Rs.910 million).

(b)
Net Profit/ Loss:- After providing for depreciation and amortization of Rs.159 million and exceptional items of Rs. 46 million net loss for the year were Rs. 193 million (previous year net loss Rs. 274 million).

2.	DIVIDEND
Your Board does not recommend any dividend.
3.	CORPORATE GOVERNANCE
The various committees constituted by the Company including the Audit Committee and Compensation Committee have been functioning satisfactorily during the year. The present Board comprises of eminent professionals from various fields, in addition to Chairman and Managing Director who looks after the day to day affairs of the Company.
The composition of the Audit Committee of the Board is as follows:-

Name	Designation in the Committee

Sridar Iyengar	Chairman
Sunil Phatarphekar	Member
Rashesh Shah	Member
The composition of the Compensation Committee of the Board is as follows:-

Name	Designation in the Committee

Ajit Balakrishnan	Chairman
Arun Nanda	Member
Sunil N Phatarphekar	Member

REDIFF.COM INDIA LIMITED
4.	FIXED DEPOSITS
During the year under review, our Company had not accepted any Fixed Deposit from the Public.
5.	DIRECTORS
In accordance with the provisions of the Companies Act, 1956, Sridar Iyengar and Ashok Narasimhan, Directors retire by rotation at the conclusion of the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment.
6.	PARTICULARS OF EMPLOYEES
The Company had employees who were in receipt of remuneration of not less than Rs.60 lakhs during the year ended 31st March, 2011 or not less than Rs.5 lakhs per month during any part of the said year. However, as per the provisions of section 219(1)(b)(iv) of the Companies Act, 1956, the Directors Report being sent to the shareholders does not include this Annexure. Any shareholder interested in obtaining a copy of the Annexure may write to the Company Secretary at the Registered Office of the Company.
7.	AUDITORS
M/s. Deloitte Haskins & Sells, Chartered Accountants, the Statutory Auditors of Company and who hold the office till the conclusion of ensuing Annual General Meeting are eligible to be re-appointed as the Statutory Auditors of the Company till the conclusion of next Annual General Meeting. The Company has received from the Auditors undertaking their eligibility to accept the office, if reappointed. The members are requested to consider their re-appointment as set out in the Notice convening the Annual General Meeting.
The observations made by the Auditors’ in their report and notes to accounts are self- explanatory and do not call for any further comments.
8.	DIRECTORS’ RESPONSIBILITY STATEMENT
Pursuant to Section 217 (2AA) of the Companies Act, 1956, the Directors confirm that:
a)	In the preparation of the annual accounts, the applicable accounting standards had been followed along-with proper explanation relating to material departures.

b)
The Directors had selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year on March 31, 2011 and of the loss of the company for that period.

c)
The Directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956, for safeguarding the assets of the company and for preventing and detecting the frauds and other irregularities.

d)	The directors had prepared the annual accounts on a going concern basis.

REDIFF.COM INDIA LIMITED
9.	CONSERVATION OF ENERGY, TECHNOLOGY ABSORPTION, FOREIGN EXCHANGE EARNINGS AND OUTGO
The information required under Section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 is as under:
1.	Conservation of Energy:-

The operation of your Company is not energy intensive. Adequate measures have however been taken to reduce energy consumption by using energy efficient computer equipments incorporating latest technologies.

2.	Technologies Absorption

Since technology related to internet portal business is constantly evolving, continuous investments and improvements are being made to the content, community and commerce offerings made to the customers. The investments are classified as deferred revenue expenditure and amortized.

3.	Foreign Exchange Earnings and outgo

Foreign exchange earned by the Company in the fiscal year ended March 31, 2011 was Rs. 23 million (Previous year Rs.14 million) and the foreign exchange outgo in the same period was Rs. 76 million (Previous year Rs.100 million).

10.	ACKNOWLEDGEMENTS
The Directors place on record their appreciation for the dedicated services rendered by the employees of our Company and acknowledge the cooperation extended by our Company’s bankers.

On behalf of Board of Directors

Place: Mumbai, India
Date: July 21, 2011	/s/ Ajit Balakrishnan
Chairman and Managing Director

AUDITORS’ REPORT
TO THE MEMBERS OF
REDIFF.COM INDIA LIMITED
1.
We have audited the attached Balance Sheet of REDIFF.COM INDIA LIMITED (“the Company”) as at 31st March, 2011, the Profit and Loss Account and the Cash Flow Statement of the Company for the year ended on that date, both annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit.

2.
We conducted our audit in accordance with the auditing standards generally accepted in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by the Management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3.
As required by the Companies (Auditor’s Report) Order, 2003 (CARO) issued by the Central Government in terms of Section 227(4A) of the Companies Act, 1956, we enclose in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the said Order.

4.	Further to our comments in the Annexure referred to in paragraph 3 above, we report that:
(i)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit;

(ii)	in our opinion, proper books of account as required by law have been kept by the Company so far as it appears from our examination of those books;

(iii)	the Balance Sheet, the Profit and Loss Account and the Cash Flow Statement dealt with by this report are in agreement with the books of account;

(iv)
in our opinion, the Balance Sheet, the Profit and Loss Account and the Cash Flow Statement dealt with by this report are in compliance with the Accounting Standards referred to in Section 211(3C) of the Companies Act, 1956;

(v)
in our opinion and to the best of our information and according to the explanations given to us, the said accounts give the information required by the Companies Act, 1956 in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

(a)	in the case of the Balance Sheet, of the state of affairs of the Company as at 31st March, 2011;

(b)	in the case of the Profit and Loss Account, of the loss of the Company for the year ended on that date and

(c)	in the case of the Cash Flow Statement, of the cash flows of the Company for the year ended on that date.
5.
On the basis of the written representations received from the Directors as on 31st March, 2011 taken on record by the Board of Directors, we report that none of the Directors is disqualified as on 31st March, 2011 from being appointed as a director in terms of Section 274(1)(g) of the Companies Act, 1956.

For DELOITTE HASKINS & SELLS
Chartered Accountants
(Registration No. 117366W)
/s/ Saira Nainar
Partner
(Membership No. 40081)
Mumbai, July 21, 2011

ANNEXURE TO THE AUDITORS’ REPORT
(Referred to in paragraph 3 of our report of even date)
(i)
The nature of the Company’s business/ activities during the year is such that clauses (ii), (iii), (vi), (vii), (viii), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii), (xix) and (xx) of paragraph 4 of Companies (Auditor’s Report) Order, 2003 are not applicable to the Company.

(ii)	In respect of its fixed assets:
(a)	The Company has maintained proper records showing full particulars, including quantitative details and situation of fixed assets.

(b)
Physical verification of fixed assets was carried out during financial year 2009-10 by the management, in accordance with the established system of periodical verification of fixed assets once in three years. In our opinion, the frequency of verification is reasonable, considering the size of the Company and the nature of its assets. According to the information and explanations given to us, no material discrepancies were noticed on such verification.

(c)
The fixed assets disposed off during the year, in our opinion, do not constitute a substantial part of the fixed assets of the Company and such disposal has, in our opinion, not affected the going concern status of the Company.

(iii)
According to the information and explanation given to us, the Company has not granted or taken any loans, secured or unsecured, to or from companies, firms or other parties covered in the register maintained under section 301 of the Companies Act, 1956. Therefore, the provisions of paragraph 4 (iii) (a) to (g) of the Order are not applicable to the Company.

(iv)
In our opinion and according to the information and explanations given to us, there are adequate internal control systems commensurate with the size of the Company and the nature of its business for the purchase of fixed assets and sale of services. The nature of the Company’s business is such that it does not involve purchase of inventories and sale of goods. During the course of the audit we have not observed any continuing failure to correct major weaknesses in such internal control system.

(v)
In respect of contracts or arrangements entered in the Register maintained in pursuance of Section 301 of the Companies Act, 1956, to the best of our knowledge and belief and according to the information and explanations given to us:

(a)	The particulars of contracts or arrangements referred to in Section 301 that needed to be entered in the Register maintained under the said Section have been so entered.

(b)
Where each of such transaction is in excess of Rs.5 lakhs in respect of any party, the transactions have been made at prices which are prima facie reasonable having regard to the prevailing market prices at the relevant time except in respect of certain purchases for which comparable quotations are not available in respect of which we are unable to comment.

(vi)
According to the information and explanations given to us, the Company has not accepted deposits in terms of provisions of Sections 58A and 58AA or other relevant provisions of the Companies Act, 1956. Therefore, the provisions of paragraph 4 (vi) of the Order are not applicable to the Company.

(vii)
In our opinion, the internal audit functions carried out during the year by a firm of Chartered Accountants appointed by the Management have been commensurate with the size of the Company and the nature of its business.

(viii)	According to the information and explanations given to us in respect of statutory and other dues:
(a)
The Company has been generally regular in depositing undisputed statutory dues, including Provident Fund, Investor Education and Protection Fund, Employees’ State Insurance, Income Tax, Sales Tax, Wealth Tax, Service Tax, Custom Duty, Excise Duty, Cess and other material statutory dues as applicable to the Company with the appropriate authorities. There were no undisputed amounts payable on account of the above dues, outstanding as at March 31, 2011 for a period of more than six months from the date they became payable.

(b)
According to the information and explanations given to us, there were no dues on account of Sales Tax, Income Tax, Wealth Tax, Custom Duty, Excise Duty, Service Tax and Cess which have not been deposited as at March 31, 2011 on account of disputes.

(ix)
The Company’s accumulated losses as at March 31, 2011 is not in excess of fifty percent of its net worth. The Company has incurred cash losses during the financial year covered by our audit and in the immediate preceding financial year.

(x)
According to the information and explanations given to us, there were no dues payable by the Company to financial institutions, banks and debenture holders during the year. Therefore, the provisions of paragraph 4 (xi) of the Order are not applicable to the Company.

(xi)
According to the information and explanations given to us, the Company has not granted loans and advances on the basis of security by way of pledge of shares, debentures and other securities. Therefore, the provisions of paragraph 4 (xii) of the Order are not applicable to the Company.

(xii)
According to the information and explanations given to us, during the year the Company has not given any guarantee for loans taken by others from banks and financial institutions. Therefore, the provisions of paragraph 4 (xv) of the Order are not applicable to the Company.

(xiii)	According to the information and explanations given to us, the Company has not availed any term loan. Therefore, the provisions of paragraph 4 (xvi) of the Order are not applicable to the Company.

(xiv)
According to the information and explanations given to us, and on an overall examination of the balance sheet of the Company, funds raised on short-term basis have prima facie not been used during the year for long term investment.

(xv)
According to the information and explanations given to us, the Company has not made any preferential allotment of shares during the year. Therefore, the provisions of paragraph 4 (xviii) of the Order are not applicable to the Company.

(xvi)
According to the information and explanations given to us, the Company has not issued any debentures during the year. Therefore, the provisions of paragraph 4 (xix) of the Order are not applicable to the Company.

(xvii)
According to the information and explanations given to us, during the year the Company has not raised any money through public issue. Therefore, the provisions of paragraph 4 (xx) of the Order are not applicable to the Company.

(xviii)	To the best of our knowledge and belief and according to the information and explanations given to us, no fraud on or by the Company was noticed or reported during the year.
For DELOITTE HASKINS & SELLS
Chartered Accountants
(Registration No. 117366W)
/s/ Saira Nainar
Partner
(Membership No. 40081)
Mumbai, July 21, 2011

REDIFF.COM INDIA LIMITED
Balance Sheet as at March 31, 2011
Amounts in Rs.

		As at	As at
	Schedule	31-Mar-11	31-Mar-10
	#	Rupees	Rupees
SOURCES OF FUNDS

Shareholders’ funds:

Share Capital	1	73,079,000	73,079,000
Reserves and surplus	2	3,464,973,816	3,454,447,199

TOTAL		3,538,052,816	3,527,526,199

APPLICATION OF FUNDS

Fixed assets:	3

Gross Block		1,434,129,213	1,356,148,926
Less: Depreciation/ Amortisation		(1,235,074,562)	(1,142,990,940)

Net Block		199,054,651	213,157,986

Capital work-in-progress		47,809,442	33,344,129

		246,864,093	246,502,115

Investments	4	626,358,409	654,905,000

Loan recoverable from ESOP trust		201,002,530	140,350,020
(Refer note B 11 in Schedule 14)
Current assets, loans and advances:

Sundry debtors	5	290,545,422	223,608,199
Cash and bank balances	6	1,620,349,996	1,991,927,695
Loans and advances	7	401,615,426	292,210,274

		2,312,510,844	2,507,746,168

Less:
Current liabilities and provisions:

Current liabilities	8	404,274,886	389,620,753
Provisions	9	49,466,317	44,559,424

		453,741,203	434,180,177

Net current assets		1,858,769,641	2,073,565,991

Profit and loss account		605,058,143	412,203,073

TOTAL		3,538,052,816	3,527,526,199

Significant Accounting Policies and Notes to Accounts	14

As per our attached report of even date.
For Deloitte Haskins & Sells	For and on behalf of the Board
Chartered Accountants

/s/ Saira Nainar	/s/ A. Balakrishnan	/s/ Sunil Phatarphekar	/s/ Jyoti R Sachdeva
Partner	Chairman & Managing Director	Director	Company Secretary
M.no.40081

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

REDIFF.COM INDIA LIMITED
Profit and Loss Account for the year ended March 31, 2011
Amounts in Rs.

		For the year ended	For the year ended
	Schedule	31-Mar-11	31-Mar-10
	#	Rupees	Rupees
INCOME

Operating revenues (net of service tax)	10	815,626,423	694,612,585

Other income	11	166,381,894	215,397,917

Total		982,008,317	910,010,502

EXPENDITURE

Personnel cost	12	320,041,513	267,384,821

Administrative, selling and other expenses	13	649,556,738	673,061,454

Depreciation and amortisation		158,578,971	233,428,680

Total		1,128,177,222	1,173,874,955

Loss before exceptional items and taxes		(146,168,905)	(263,864,453)

EXCEPTIONAL ITEMS
- Long-lived assets write off
(Refer note B 18 in Schedule 14)		(4,986,165)	(6,470,234)
- Provision for diminution in investment
(Refer note B 10 in Schedule 14)		(41,700,000)	(4,000,000)

Loss before taxes		(192,855,070)	(274,334,687)

Provision for
- current tax		—	—
- fringe benefit tax		—	280,000
- wealth tax		—	156,000

Loss after tax		(192,855,070)	(274,770,687)

Deficit brought forward from previous year		(412,203,073)	(137,432,386)

Balance carried to balance sheet		(605,058,143)	(412,203,073)

EARNINGS PER SHARE
Equity shares of par value Rs. 5 each
Basic — Loss Per Share (Rs.)		(13.19)	(18.80)
Diluted — Loss Per Share (Rs.)		(13.19)	(18.80)

Significant Accounting Policies and Notes to Accounts	14

As per our attached report of even date.
For Deloitte Haskins & Sells	For and on behalf of the Board
Chartered Accountants

/s/ Saira Nainar	/s/ A. Balakrishnan	/s/ Sunil Phatarphekar	/s/ Jyoti R Sachdeva
Partner	Chairman & Managing Director	Director	Company Secretary
M.no.40081

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

REDIFF.COM INDIA LIMITED
Cash Flow Statement for the year ended March 31, 2011
Amounts in Rs.

	For the year ended	For the year ended
	31-Mar-11	31-Mar-10
Cash flows from operating activities
(Loss) before taxes	(192,855,070)	(274,334,687)
Adjustments for:
Depreciation and amortisation	158,578,971	233,428,680
Employee stock option expenses	10,526,617	3,074,683
Long lived assets written off	4,986,165	6,470,234
Provision for diminution in investment	41,700,000	4,000,000
Interest income	(144,775,395)	(188,724,158)
Provision for doubtful debts	(8,332,950)	(15,703,743)
(Profit) on sale of Investment	(1,200)	—
(Profit) / Loss on sale of property, plant and equipment	(8,622)	345,747
Unrealised exchange difference	107,709	(2,057,098)

Operating loss before working capital changes	(130,073,776)	(233,500,342)

Changes in working capital:
Sundry debtors	(58,575,329)	51,514,018
Loans and advances	(18,566,260)	9,286,074
Current liabilities and provisions	19,424,375	46,629,379

Cash used in operating activities	(187,790,989)	(126,070,871)

Taxes paid, net of refund (including fringe benefit taxes)	61,116,835	(25,420,268)

Net cash used in operating activities	(126,674,154)	(151,491,139)

Cash flows from investing activities
Payments to acquire fixed assets	(164,395,992)	(89,061,937)
Proceeds from sale of property, plant and equipment	477,500	1,763,340
Proceeds from sale investment	1,200
Payments for purchase of investment	(13,153,409)	(19,000,000)
Loan given to ESOP Trust	(60,652,510)	(140,350,020)
Loan given to Vubites	(151,879,601)	—
Interest income received	144,699,268	231,457,666

Net cash used in investing activities	(244,903,544)	(15,190,951)

Cash flows from financing activities	—	—

Cash flows from financing activities	—	—

Net increase / (decrease) in cash and cash equivalents	(371,577,699)	(166,682,090)
Cash and cash equivalents at the beginning of the year	1,991,927,695	2,158,609,785
Cash and cash equivalents at the end of the year	1,620,349,996	1,991,927,695

Note: Cash and cash equivalents include:

Cash on hand	43,119	19,220
Bank balances	1,620,210,846	1,991,896,850

Cash and cash equivalents	1,620,253,965	1,991,916,070
Effect of exchange rate changes	96,031	11,625

Cash and cash equivalents restated	1,620,349,996	1,991,927,695

Significant Accounting Policies and Notes to Accounts - Refer Schedule 14

As per our attached report of even date.
For Deloitte Haskins & Sells	For and on behalf of the Board
Chartered Accountants

/s/ Saira Nainar	/s/ A. Balakrishnan	/s/ Sunil Phatarphekar	/s/ Jyoti R Sachdeva
Partner	Chairman & Managing Director	Director	Company Secretary
M.no.40081

Mumbai, India		Mumbai, India
Date: July 21, 2011		Date: July 21, 2011

REDIFF.COM INDIA LIMITED
SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2011
SCHEDULE 1: SHARE CAPITAL
Amounts in Rs.

	As at	As at
	31-Mar-11	31-Mar-10
	Rupees	Rupees

Authorised:
24,000,000 (Previous year 24,000,000) Equity shares of Rs.5 each	120,000,000	120,000,000

Issued and subscribed:
14,615,800 (Previous year 14,615,800) Equity shares of Rs.5 each fully paid up (Refer notes below)	73,079,000	73,079,000

TOTAL	73,079,000	73,079,000

Note 1: Included in issued and subscribed capital are 4,453,600 (previous year 4,453,600) equity shares represented by 8,907,200 (Previous year 8,907,200) ADRs.
Note 2: Of the above issued and subscribed shares, 1,015,000 (previous year 750,000) equity shares, fully paid up are held by the Rediff.com India Limited Employee Trust.
SCHEDULE 2: RESERVES & SURPLUS

	As at	As at
	31-Mar-11	31-Mar-10
	Rupees	Rupees

Securities Premium Account:
As per last balance sheet	3,370,524,341	3,370,524,341

	3,370,524,341	3,370,524,341

Stock Options Outstanding Account:
As per last balance sheet	83,922,858	80,848,175
Add: Addition during the year	10,526,617	3,074,683

	94,449,475	83,922,858

TOTAL	3,464,973,816	3,454,447,199

REDIFF.COM INDIA LIMITED
SCHEDULE FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2011
SCHEDULE 3: FIXED ASSETS
Amounts in Rs.

	Gross block
	COST AS			COST AS	Depreciation/ Amortisation				Net Block
	AT			AT	AS AT	FOR		AS AT	AS AT	AS AT
	1-Apr-10	ADDITIONS	DELETION	31-Mar-11	1-Apr-10	THE PERIOD	DELETIONS	31-Mar-11	31-Mar-11	31-Mar-10

TANGIBLE ASSETS:

FURNITURE AND FITTINGS	18,342,043	60,075	48,344	18,353,774	16,818,824	557,923	48,344	17,328,403	1,025,371	1,523,219

COMPUTERS	1,173,791,712	99,401,061	6,700,762	1,266,492,011	1,028,495,659	121,867,902	6,617,644	1,143,745,917	122,746,094	145,296,053

OFFICE EQUIPMENTS	14,476,234	1,440,980	1,728,370	14,188,844	10,359,929	1,180,862	1,581,533	9,959,258	4,229,586	4,116,305

VEHICLES	11,354,908	6,536,946	2,980,627	14,911,227	5,152,007	1,512,475	2,468,194	4,196,288	10,714,939	6,202,901

LEASE HOLD IMPROVEMENTS	12,936,007	—	—	12,936,007	11,711,149	647,158	—	12,358,307	577,700	1,224,858

INTANGIBLE ASSETS:

SOFTWARE	125,248,022	42,493,230	60,493,902	107,247,350	70,453,372	32,812,651	55,779,634	47,486,389	59,760,961	54,794,650

TOTAL	1,356,148,926	149,932,292	71,952,005	1,434,129,213	1,142,990,940	158,578,971	66,495,349	1,235,074,562	199,054,651	213,157,986

(Previous Year)	(1,248,114,198)	(113,142,007)	(5,107,279)	(1,356,148,926)	(912,618,750)	(233,428,680)	(3,056,490)	(1,142,990,940)	(213,157,986)

CAPITAL WORK-IN-PROGRESS									47,809,442	33,344,129

GRAND TOTAL									246,864,093	246,502,115

REDIFF.COM INDIA LIMITED
SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2011
SCHEDULE 4: INVESTMENTS
Amounts in Rs.

			As at	As at
			31-Mar-11	31-Mar-10
			Rupees	Rupees

Long Term Investments
(at cost less provision for diminution in value)

In wholly owned subsidiary companies
Rediff Holdings Inc., U.S.A. 11,066,667 Equity shares of USD 0.0001 per share			1,134,483,000	1,134,483,000
Less: Provision for dimunition in value			(589,318,000)	(589,318,000)

	(a	)	545,165,000	545,165,000

Value Communications Corporation, U.S.A.			340,609,949	340,609,949
12,000,000 Equity shares of no par value
Less: Provision for dimunition in value			(340,609,949)	(340,609,949)

	(b	)	—	—

Vubites India Private Limited 1,000,000 Equity shares of Rs. 1 each, acquired during the year (Refer note B 12 in Schedule 14)	(c	)	13,153,409	—
Trade Investment
(Unquoted — Fully paid):
Tachyon Technologies Limited 13,177 (Previous year 13,177) Equity shares of Rs. 10 each			41,700,000	41,700,000

Apna Loan.com India Private Limited 500 equity shares of Re.1 each, sold during the year			—	7,427

Traveljini.com Limited 88,350 (Previous year 88,350) equity shares of Rs. 10 each			60,300,253	60,300,253

Eterno Infotech Private Limited 466,000 (Previous year 466,000) equity shares of Rs. 10 each			53,040,000	53,040,000

Vakow Technologies Private Limited 500,000 (Previous year 500,000) debentures of Rs. 10 each			5,000,000	5,000,000

Imere Technologies Private Limited			15,000,000	15,000,000
7,857 (Previous year 7,857) equity shares of Rs. 10 each

BigSlick Infotech Private Limited			4,000,000	4,000,000
59,230 (Previous year 59,230) equity shares of Re. 1 each

			179,040,253	179,047,680

Less: Provision for dimunition in value			(111,000,253)	(69,307,680)

Total trade investments	(d	)	68,040,000	109,740,000

TOTAL	(a+b+c+d	)	626,358,409	654,905,000

Book value of unquoted investments			626,358,409	654,905,000
SCHEDULE 5: SUNDRY DEBTORS

	As at	As at
	31-Mar-11	31-Mar-10
	Rupees	Rupees

Sundry debtors (unsecured):

Outstanding over six months	169,842,251	168,565,402
Others	282,920,229	225,592,805

	452,762,480	394,158,207
Less: Provision for doubtful debts	(162,217,058)	(170,550,008)

TOTAL	290,545,422	223,608,199

Note:

Considered good	290,545,422	223,608,199
Considered doubtful	162,217,058	170,550,008

	452,762,480	394,158,207

REDIFF.COM INDIA LIMITED
SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2011
SCHEDULE 6: CASH AND BANK BALANCES
Amounts in Rs.

	As at	As at
	31-Mar-11	31-Mar-10
	Rupees	Rupees

Cash on hand	43,119	19,220

Bank balances:

With scheduled banks:

In current accounts	70,045,846	96,610,465

In deposit accounts	1,550,261,031	1,894,835,776

With others:

Wells Fargo, Arizona, U.S.A. (Formerly Norwest Bank)
In current account (maximum amount outstanding at any time during the year Rs. 462,234 Previous year Rs. 521,728)	—	462,234

TOTAL	1,620,349,996	1,991,927,695

SCHEDULE 7: LOANS AND ADVANCES
Amounts in Rs.

	As at	As at
	31-Mar-11	31-Mar-10
	Rupees	Rupees

Unsecured and considered good:
Advances recoverable in cash or in kind or for value to be received
- deposits for premises	42,216,831	37,038,363
- others	29,544,904	8,632,431

Prepaid expenses	34,666,817	42,191,498

Interest acccrued on fixed deposits	91,399	15,273

Loan to Subsidiary (Refer note B 12 in Schedule 14)	151,879,601	—
Advance tax (net of provision)	143,215,874	204,332,709

TOTAL	401,615,426	292,210,274

SCHEDULE 8: CURRENT LIABILITIES
Amounts in Rs.

	As at	As at
	31-Mar-11	31-Mar-10
	Rupees	Rupees

Sundry creditors
- Other than dues of micro, small and medium enterprise (Refer note B17, Schedule 14)	119,598,643	98,009,787

Accrued and other liabilities	166,345,972	144,953,059

Customer deposits and advances	9,428,515	5,087,970

Deferred income	56,906,284	51,839,992

Due to subsidiary companies (net) (Refer note B 12 in Schedule 14)	51,995,472	89,729,945

TOTAL	404,274,886	389,620,753

SCHEDULE 9: PROVISIONS

	As at	As at
	31-Mar-11	31-Mar-10
	Rupees	Rupees

Gratuity	20,732,081	17,342,909

Compensated absences	27,080,466	25,562,745

Income tax (net of advance tax)	1,453,050	1,453,050

Wealth tax (net of advance tax)	200,720	200,720

TOTAL	49,466,317	44,559,424

REDIFF.COM INDIA LIMITED
SCHEDULES FORMING PART OF PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 10: OPERATING REVENUE (NET OF SERVICE TAX)
Amounts in Rs.

	For the year ended	For the year ended
	31-Mar-11	31-Mar-10

Online Advertising	628,037,375	502,240,550

Fee based services	187,589,048	192,372,035

TOTAL	815,626,423	694,612,585

SCHEDULE 11: OTHER INCOME

	For the year ended	For the year ended
	31-Mar-11	31-Mar-10

Interest on fixed deposits with banks (Tax deducted at source Rs. 691,564 Previous year Rs. 14,256,998)	144,775,395	188,724,158

Interest on income-tax refunds	9,260,678	—

Miscellaneous income	4,004,249	2,164,703

Profit on sale of fixed assets (net)	8,622	—

Foreign exchange gain (net)	—	8,805,313

Provision for doubtful debts written back	8,332,950	15,703,743

TOTAL	166,381,894	215,397,917

SCHEDULE 12: PERSONNEL COST

	For the year ended	For the year ended
	31-Mar-11	31-Mar-10

Salaries and allowances	279,130,794	240,441,682

Employee Stock-based compensation cost	10,526,617	3,074,683

Retainers expenses	6,479,258	6,153,321

Contribution to provident and other funds	11,467,657	9,675,741

Gratuity	4,428,204	1,309,390

Staff welfare	8,008,983	6,730,004

TOTAL	320,041,513	267,384,821

REDIFF.COM INDIA LIMITED
SCHEDULES FORMING PART OF PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 13: ADMINISTRATIVE SELLING AND OTHER EXPENSES
Amounts in Rs.

	For the year ended	For the year ended
	31-Mar-11	31-Mar-10

Content costs	15,743,544	11,439,770

Merchandizing — direct costs	26,798,004	22,374,054

Subscription and SMS based costs	34,866,329	41,742,011

Bandwidth expenses	178,251,948	168,432,376

Software, storage and product development expenses	99,427,524	97,249,075

Advertising, business promotion and market research expenses	99,627,539	168,487,857

Rent and amenities	40,815,123	38,294,909

Rates and taxes	314,167	436,991

Electricity	6,249,554	6,344,943

Insurance	6,971,072	4,916,551

Travelling and conveyance expenses	24,982,629	23,180,959

Telecommunication charges	4,943,707	5,860,183

Repairs and maintenance:
Computers and equipments	27,930,280	15,263,115
Building	—	81,931
Others	1,789,707	1,461,711

Legal & professional charges	28,108,212	15,712,737

Domain registration charges	18,516,800	18,223,345

Loss on sale of fixed assets (net)	—	345,747

Foreign exchange loss (net)	793,102	—

Bank commission	3,084,392	3,538,184

Miscellaneous expenses	30,343,105	29,675,005

TOTAL	649,556,738	673,061,454

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
A.	SIGNIFICANT ACCOUNTING POLICIES
1.	Basis of preparation of financial statements
The financial statements are prepared as per historical cost convention and in accordance with the generally accepted accounting principles in India, the provisions of the Companies Act, 1956, and the applicable Accounting Standards referred to in section 211(3C) of the Companies Act, 1956. All income and expenditure having material bearing on the financial statements are recognised on accrual basis.
2.	Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognised in the periods in which the results materialise or are known.
3.	Revenue recognition
Revenues comprise of revenues from online advertising and fee based services. Online advertising includes advertisement and sponsorships. Fee based services include e-commerce, subscription services and mobile value-added services. E-commerce revenues primarily comprise of commission earned on sale of items to customers who shop online while subscription services comprise of subscriptions received for using e-mail, matchmaker and other subscriber services. Mobile value-added services include revenues derived from mobile operators based on value added text messages received and sent by mobile subscribers over their mobile phones.
Online advertising
Advertisement and sponsorship income is derived from customers who advertise on the Company’s website or to whom direct links from the Company’s website to their own websites are provided.
Revenue from advertisement and sponsorships is recognised ratably based on the delivery over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company’s website, which generally provide users with direct links to sponsor websites. These revenues are recognised ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions or clicks or leads or times that an advertisement appears in pages viewed by users of the Company’s website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
Fee based services
Online shopping revenue primarily consists of commission from the sale of books, music, apparel, confectionery, gifts and other items to retail customers who shop at the Company’s online store. The Company recognises as revenues the commission earned on these transactions and shipping costs recovered from customers.
Subscription service revenues primarily include income from various paid email, web hosting and other service products that cater to a cross section of the Company’s registered user base. The revenue for subscription based service products is deferred and recognised ratably over the period of subscription.
Subscription revenues are also derived from providing mobile value added services (MVAS) such as e-mail and other related products to mobile phone users. The Company contracts with third party mobile operators for sharing revenues from these services. SMS based revenues are recognised when the service is performed.
4.	Tangible assets, intangibles, depreciation and amortisation
Tangible Assets
Tangible assets are stated at cost less depreciation. The Company depreciates tangible assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	10 years
Computer equipment	3 years
Office equipment	3 to 10 years
Vehicles	8 years
Leasehold improvements	6 years
The effective rates of depreciation based on the estimated useful life of the tangible assets is higher than the rates as prescribed under Schedule XIV to the Companies Act, 1956. Individual assets costing less than Rs.5,000 are depreciated in full in the year of acquisition.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
Intangible Assets
Intangible Assets are stated at cost less amortisation. Software includes costs incurred in the operations stage that provides additional functions or features to the Company’s website, accounting and monitoring software. These are amortised over their estimated useful life of one to three years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.
5.	Impairment of assets
The carrying values of assets of the Company’s cash-generating units are reviewed for impairment annually or more often if there is an indication of decline in value. If any indication of such impairment exists, the recoverable amounts of those assets are estimated and impairment loss is recognised, if the carrying amount of those assets exceeds their recoverable amount. The recoverable amount is the greater of the net selling price and their value in use. Value in use is arrived at by discounting the estimated future cash flows to their present value based on appropriate discount factor.
6.	Investments
Investments classified as long-term investments are stated at cost. Provision is made to recognise a decline, other than temporary, in the value of such investments. Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition.
7.	Employee benefits
(i) Short term
Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Company.
(ii) Long term
The Company has both defined-contribution and defined-benefit plans.
•	Defined-contribution plans

These are plans in which the Company pays pre-defined amounts to separate funds and does not have any legal or informal obligation to pay additional sums. These comprise of contributions to the employees’ provident fund and family pension fund. The Company’s payments to the defined-contribution plans are reported as expenses during the period in which the employees perform the services that the payment covers.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
•	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is calculated as at the balance sheet date by independent actuaries in a manner that distributes expenses over the employees’ working life and fully provided for. These commitments are valued at the present value of the expected future payments, with consideration for future salary increases, using a discount rate corresponding to the interest rate estimated by the actuary having regard to the interest rate on government bonds with a remaining term that is almost equivalent to the average balance working period of employees.

(iii)	Other employee benefits
Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method
8.	Foreign currency transactions
Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.
Monetary items denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in Profit and Loss account.
Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.
9.	Stock based compensation
The Company accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
10.	Earnings per share
Basic earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year. Diluted earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year as adjusted for the effects of all potential equity shares on account of stock options outstanding. For the purpose of Earnings Per Share calculations, ADRs are converted to equity shares.
11.	Taxes
Income taxes comprise both current and deferred tax.
Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.
Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.
12.	Cash and cash equivalent
The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.
Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.
13.	Leases
Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Company as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
14.	Provisions and Contingencies
A provision is recognized when the Company has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed.
B.	NOTES TO ACCOUNTS
1.	Capital commitments and contingencies:

	As at	As at
	March 31,	March 31,
	2011	2010
	Rs.	Rs.
Estimated amount of contracts remaining to be executed on capital account and not provided for	4,867,612	4,001,163
The Income tax authorities in India have disallowed certain expenses claimed by the Company for certain years which if confirmed by the appellate authorities will be adjusted against the income tax carry forward losses claimed by the Company and not result in outflow of resources embodying economic benefits.
The Company has lodged appropriate proceedings with the relevant income tax authorities and expects to prevail in the appellate proceedings
The Company is also subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on the results of operations, cash flows or the financial position of the Company.
The Company has not recognized any loss accrual for the litigation disputes as the Company believes that it is probable that it would be successful on resolution of the litigation. The maximum total loss relating to these disputes would be Rs. 1,964,600 (previous year Rs. 5,536,600) excluding any interest and penalty which amount cannot be reasonably estimated.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
2.	Earnings in foreign currency (on accrual basis):

	2010-11	2009-10
Particulars	Rs.	Rs.

(i) E-commerce services	719,908	3,025,973
(ii) Media, mobile and others services	22,626,495	10,887,553

Total	23,346,403	13,913,526

3.	Expenditure in foreign currency (on accrual basis):

	2010-11	2009-10
Particulars	Rs.	Rs.

(i) Professional charges	6,274,532	5,300,059
(ii) Product development	11,763,625	13,948,169
(iii) Dataline/ internet charges	10,847,050	16,207,147
(iv) Listing fees	1,339,500	1,114,436
(v) Software usage charges	19,537,895	23,112,233
(vi) Purchase of email domains	12,502,957	15,670.220
(vii) Advertising expenses	11,411,210	—
(viii) Market research	1,378,637	—
(ix) Other matters	737,780	24,566,292

Total	75,793,185	99,918,556

4.	Payment to auditors (net of service tax):

	2010-11	2009-10
Particulars	Rs.	Rs.

(i) Statutory audit fees	1,000,000	600,000

(ii) As adviser, or in any other capacity in respect of:
(a) Tax audit fees	200,000	150,000
(b) Taxation matters	1,000,000	800,000
(c) In any other manner (US GAAP, SOX and other SEC matters)	5,550,000	5,600,000

	6,750,000	6,550,000

Total	7,750,000	7,150,000

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
5.	Employee Benefit Obligations

Defined — Benefit Plans
The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. On adoption of the revised Accounting Standard, (AS)-15 on “Employee Benefits” notified under the Companies (Accounting Standards) Rules, 2006, actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Profit and Loss account.
Defined benefit commitments:

	2010-11	2009-10
	Rs.	Rs.
Benefit obligation at the beginning of the year	17,342,909	18,560,203
Actuarial (gain)	(735,240)	(4,064,798)
Current service cost	3,502,374	3,871,925
Interest cost	1,661,070	1.502,265

Benefits paid	(1,039,032)	(2,526,686)
Benefit obligation at the end of the year	20,732,081	17,342,909
Expenses on defined benefit plan:

	2010-11	2009-10
	Rs.	Rs.
Service cost	3,502,374	3,871,925
Interest cost	1,661,070	1,502,265
Recognised net actuarial (gain)	(735,240)	(4,064,798)
Net gratuity cost	4,428,204	1,309,392
The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

	2010-11	2009-10

Rate for discounting liabilities	8.05%	8.20%
Salary escalation rate	10% for first year and 7% thereafter	10% for first 2 years and 7% thereafter
Expected rate of return on assets	0.0%	0.0%
Mortality rates	LIC 1994-96 ultimate table	LIC 1994-96 ultimate table

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant factors. The above information is certified by the actuary.
Experience adjustment:

	2010-11	2009-10
	Rs.	Rs.
Defined benefit obligation	20,732,081	17,342,909
(Deficit)	(20,732,081)	(17,342,909)
Experience adjustment on plan liabilities	(1,058,058)	(1,231,042)
Defined-Contribution Plans
The Company makes contribution towards provident fund and family pension fund to a defined contribution retirement benefit plan for qualifying employees. The provident fund and pension fund are administered by the Government of India. Under the schemes, the Company is required to contribute a specified percentage of salary to the retirement benefit schemes to fund the benefits.
A sum of Rs.11,467,657/- (Previous Year Rs.9,675,741) has been charged to the revenue account in this respect.
6.	Employee Stock Option Scheme (ESOP)
(a)	2002 Stock Option Plan (2002 ESOP)
In January 2002, the Board of directors approved the 2002 Stock Option Plan (“2002 ESOP”) which provide for the grant of incentive stock options and non-statutory stock options to the Company’s employees. All options under these plans are exercisable for the ADRs of the Company. A total of 280,000 of the Company’s equity shares are currently reserved for issuance pursuant to 2002 ESOP.

2002 ESOP
Weighted
average
		Range of	remaining
Number of options granted, exercised and forfeited		exercise	contractual
during the year ended March 31,	Options	price	life
Options outstanding, beginning of period	62,375
Granted	—
Less: Exercised	—
Forfeited	—
Options outstanding, end of period	62,375	Rs. 110 to Rs. 684	2.1
Options exercisable as at March 31, 2011, were 62,375 (Weighted average exercise price Rs. 229.80)

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
(b)	2004 Stock Option Plan (2004 ESOP)
In June 2004, the Board of directors approved the 2004 Stock Option Plan (“2004 ESOP”) for grant of stock options to our employees. A total of 358,000 equity shares are currently reserved for issuance under the plan.

	2004 ESOP
				Weighted
		Weighted		average
Number of options granted,		average	Range of	remaining
exercised and forfeited during the		exercise	exercise	contractual
year ended March 31,	Options	price	price	life
Options outstanding, beginning of period	247,990
Granted	—
Less: Exercised	—
Forfeited	7,250	Rs.292.27
Options outstanding, end of period	240,740		Rs. 251 to Rs. 1,042	5.3
Options exercisable as at March 31, 2011, were 178,490 (Weighted average exercise price Rs. 561.45)
(c)	2006 Stock Option Plan (2006 ESOP)
The 2006 Stock Option Plan (“2006 ESOP”) was adopted and approved by the Compensation committee on June 20, 2006 in accordance with the approval granted by shareholders on March 31, 2006. A total of 485,000 equity shares were approved for issuance under the plan.

	2006 ESOP
				Weighted
		Weighted		average
Number of options granted,		average	Range of	remaining
exercised and forfeited during the		exercise	exercise	contractual
year ended March 31,	Options	price	price	life
Options outstanding, beginning of period	393,562
Granted	162,500	Rs. 85.31
Less: Exercised	—
Forfeited	23,875	Rs. 406.01
Options outstanding, end of period	532,188		Rs. 10 to Rs. 1,279	7.8
Options exercisable as at March 31, 2011, were 223,963 (Weighted average exercise price Rs. 605.60)

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
(e)	Method used for accounting for share based payment plan:
The Company has used the intrinsic value method to account for the compensation cost of stock option to employees of the company. Intrinsic value is the amount by which the quoted market price of the underlying share exceeds the exercise price of the option.
(f)	Fair Value Methodology:
The fair value of options used to compute pro forma net income and earnings per equity share have been estimated on the date of grant using Black-Scholes model.

	2010-11	2009-10
	Rs.	Rs.

Net loss as reported	(192,855,070)	(274,770,687)
Add: Stock-based employee compensation	10,526,617	3,074,683
Less: Stock- based compensation expenses determined under fair value method (Proforma) #	31,365,390	39,386,009
Proforma net loss	(213,693,843)	(311,082,013)

Loss per share
Basic — as reported	(13.19)	(18.80)
— Proforma	(14.62)	(21.28)

Diluted — as reported	(13.19)	(18.80)
— Proforma	(14.62)	(21.28)

#
includes stock based compensation cost in respect of stock options issued prior to implementation of Guidance Note on Accounting for Employee Share-based Payments adopted by the Company with effect from April 1, 2006.

The key assumptions used in Black-Scholes model for calculating fair value are: risk-free interest rate: 2.04% to 2.77%, expected life: 5.5 to 7 years, expected volatility of shares: 75.88% to 77.61% and expected growth life in dividend: 0% .

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
7.	Operating leases
The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

	2010-11	2009-10
Particulars	Rs.	Rs.

Office Premises	36,362,156	33,186,600
Residential flats for accommodation of employees	4,452,967	5,108,309

Total	40,815,123	38,294,909

These lease agreements are executed for a period ranging between 3 — 60 months with a renewable clause. These lease agreements also provide for termination by mutual consent by giving a prior notice period between 1 — 3 months.
The minimum annual rental commitments under operating leases are as follows:

	2010-11	2009-10
Particulars	Rs.	Rs.
Not later than one year	19,523,598	6,027,792
Later than one year and not later than five years	6,565,000	810,000

Total payments	26,088,598	6,837,792

8.	Segment Reporting
The Company operates in a single business segment known as “India Online Business” and hence disclosure of segment information as per Accounting Standard 17 on Segment Reporting has not been presented.
9.	Related Parties Disclosures
I.	Names and relationships of related parties
a.	Subsidiary Companies:

Rediff Holdings, Inc. Value Communications Corporation (“Valucom”) Vubites India Private Limited (“Vubites”)
b.	Indirect subsidiaries:

Rediff.com, Inc. India Abroad Publication,Inc. India in New York Inc.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
c.	Associate Companies:

Tachyon Technology Private Limited (“Tachyon”) Eterno Infotech Private Limited (“Eterno”) Imere Technology Private Limited (“Imere”) BigSlick Infotech Private Limited (“BigSlick”)
d.	Key Management Personnel:

Mr. Ajit Balakrishnan	Chairman and Managing Director
e.	Enterprise over which key management personnel are able to exercise significant influence:

Rediff.com India Employee Trust (“ESOP Trust”)
Rediffussion Holdings Private Limited
RDY&R Private Limited (“RDY&R”)
Quintrol Technologies Private Limited
Ajit Balakrishnan Estate and Securities Private Limited

Transactions with Related Parties during the year and balances outstanding as at March 31, 2011:

Name of the		2010-11	2009-10
Related party	Transactions	Rs.	Rs.
Value Communications Corporation	Loans and advances as at year end	1,644,996	1,662,912
	Payable as at year end	7,249,429	7,335,868
India abroad Publications, Inc.	Expenses incurred and other reimbursements by India Abroad Publication Inc on behalf of the Company	14,831,552	19,923,338

	Expenses incurred and other reimbursements by the Company on behalf of India Abroad Publications, Inc.	3,927,366	5,109,909

	Loans and advances as at year end	24,653,699	24,929,539

	Payable as at year end	35,777,365	73,353,031

Rediff.com, Inc.	Payable as at year end	29,923,833	30,232,144

	Loans and advances as at year end	15,304	28,562

Rediff Holdings, Inc.	Payable as at year end	5,358,844	5,429,915

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS

Name of the		2010-11	2009-10
Related party	Transactions	Rs.	Rs.
Vubites India Private Limited	Investment	13,153,409	Nil

	Loan given during the year	151,879,601	Nil

	Loan recoverable as at year end	151,879,601	Nil

Tachyon Technologies Limited	Product development expenses capitalised	7,631,363	Nil

	Payable as at year end	322,627	Nil

	Provision for diminution in value of Investment	41,700,000	Nil

Imere Technologies Private Limited	Subscription to Investment	Nil	15,000,000

BigSlick Infotech Private Limited	Subscription to Investment	Nil	4,000,000

	Provision for diminution in value of Investment	Nil	4,000,000

ESOP Trust	Contribution to Corpus for setting up trust which is expensed off under head Miscellaneous expenses	Nil	1,000,000

	Loan given during the year	60,652,510	140,350,020

	Loan recoverable from ESOP Trust as at year end	201,002,530	140,350,020
10.	Investments write-off and provisioning
The Company regularly reviews its investments for change in market scenarios, uncertainties involved and fitment with long term strategy. During the year ended March 31, 2011, as a result of this review, the Company provided for diminution in the value of its trade investment in Tachyon Technologies Private Limited of Rs. 41,700,000 after concluding that such investment was other than temporarily impaired.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
During the year ended March 31, 2010 the Company provided for diminution in the value of its trade investment in BigSlick Infotech Private Limited of Rs. 4,000,000 after concluding that such investment was other than temporarily impaired.
11.	Loan recoverable from ESOP trust
During the year ended March 31, 2010 the Company formed Rediff.com India Limited Employee Trust (“ESOP Trust”). The Trust is controlled and administrated by senior employees of the Company. The Company is the primary beneficiary of the ESOP trust. During the year ended March 31, 2010 and 2011 the Company granted Rs.140, 350,020 and Rs. 60,652,510, respectively, as recoverable loan to ESOP trust.
12.	Investment in Vubites India Private Limited (“Vubites”)
During the year ended March 31, 2011, the Company acquired Vubites after obtaining the approval from shareholders in the extra ordinary general meeting held on November 26, 2010. Under the term of agreement, the Company acquired all of the equity shares of the Vubites for Rs. 13,153,409 and shareholders were paid in cash. In addition, the Company advanced the loan of Rs. 136,879,601 to Vubites to repay the existing loan and rights of option-holders. Post acquisition, the Company further advanced a recoverable loan of Rs. 15,000,000 to meet the operating and capital expenditure requirement of Vubites.
13.	Deferred tax assets
The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits and provisions for bad and doubtful debts. Such deferred tax assets have not been recognised since there is no virtual certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.
14.	Earning Per Share (EPS)

	2010-11	2009-10
A. Net (loss) attributable to equity shareholders (Rs.)	(192,855,070)	(274,770,687)
B. Weighted average number of equity shares outstanding during the year	14,615,800	14,615,800
C. Potentially dilutive equity share equivalents (stock options)	—	—
D. Weighted average number of equity shares and potentially dilutive equity share equivalents outstanding	14,615,800	14,615,800
E. Nominal value of Equity Shares (Rs.)	5.00	5.00
Basic Earning per Share (Rs.)	(13.19)	(18.80)
Diluted Earning per Share (Rs.)	(13.19)	(18.80)

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
Potentially dilutive shares relating to outstanding employee stock option aggregating 40,400 and 255,080 as at March 31, 2010 and 2011 respectively have been excluded from the computation of diluted earnings per share for these periods as their effect would have been anti-dilutive.
15. Derivative transactions
The Company has not entered in to any derivative transaction during the years ended March 31, 2011 and 2010.
Foreign exchange currency exposures not hedged by derivative instruments are:

		2010-11		2009-10
		Amount		Amount
Sl.		(US	Amount	(US	Amount
No.	Particulars	dollars)	(Rupees)	dollars)	(Rupees)
1	Amount receivable on account of sale of services	82,373	3,677,949	37,633	1,698,809
2	Creditors payable on account of foreign currency expenditure	25,084	1,119,992	132,185	5,966,816
3	Foreign currency bank balances	278,544	12,437,007	10,666	481,459
4	Amount payable to subsidiary companies	1,164,512	51,995,472	1,987,814	89,729,945
16.	Managerial Remuneration
During the year, the Company has not paid any managerial remuneration to its Managing Director and Chairman and other Directors. However, Rediff Holdings, Inc., a wholly owned U.S. — incorporated subsidiary of the Company, has paid remuneration of US $200,000 equivalent to Rs 8,930,000 (previous year Rs. 9,454,000) to the Chairman and Managing Director and US $ 45,000 equivalent to Rs 2,009,250 (previous year Rs. 2,127,150 ) to other directors.
17.	Amount payable to Micro, Small and Medium Enterprises
The Company has requested its suppliers to confirm the status as to whether they are covered under the Micro, Small and Medium Enterprises Development Act, 2006. The Company has not received intimation from its suppliers under the said Act. In the absence of confirmation from all the suppliers, disclosures, if any relating to amount unpaid as at year end together with interest paid / payable as required under the said Act have not been given.

REDIFF.COM INDIA LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 14: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
18.	Long-lived assets written-off
Due to change in technological environment, the Company abandoned certain development projects included in capital work in progress (CWIP) and recorded an impairment charge of Rs.6,470,234 in the year ended March 31, 2010.
During the year ended March 31, 2011, the Company discontinued certain software and recorded an impairment charge of Rs. 4,986,165.
19.	Comparatives
Comparative financial information (i.e., the amounts and disclosures for the preceding year) presented above, is included as an integral part of the current year’s financial statements, and is to be read in relation to the amounts and disclosures relating to the current year. Figures of the previous year are regrouped and reclassified wherever necessary to correspond to figures of the current year.

REDIFF.COM INDIA LIMITED
ADDITIONAL INFORMATION AS REQUIRED UNDER PART IV OF SCHEDULE VI.
Balance Sheet Abstract and Company’s General Business Profile
(I)	Registration Details

Registration No.	96077	State Code	11

Balance Sheet Date (dd/mm/yy)	31/03/2011
(II)	Capital raised during the year (Amount in Rs. thousands)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilization and Deployment of Funds (Amount in Rs. thousands)

Total Liabilities	Total Assets
3,538,052	3,538,052
Sources of Funds

Paid - up Capital	Reserves & Surplus
73,079	3,564,974

Secured Loans	Unsecured Loans
Nil	Nil
Application of Funds

Net Fixed Assets	Investments
246,864	626,358

Loan recoverable from ESOP Trust	Net Current Assets
201,003	1,858,770

Misc. Expenditure	Accumulated Losses
Nil	605,058

REDIFF.COM INDIA LIMITED
ADDITIONAL INFORMATION AS REQUIRED UNDER PART IV OF SCHEDULE VI.
(IV)	Performance of Company (Amount in Rs. thousands) for the year ended March 31, 2010.

Turnover	Total Expenditure
982,008	1,128,177

Profit / Loss Before Tax			Profit / Loss After Tax
+	-	192,855	+	-	192,855
	☐			☐

Earnings (Loss) per share	Dividend @ %
Rs (13.19)	Nil
(V)	Generic Names of Three Principal Products / Services of Company (as per monetary terms)

Item Code No. ( ITC )	N/A
Product Description	Online Advertising & Fee based services
For and on behalf of the Board

/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar	/s/ Jyoti R Sachdeva
Chairman & Managing Director	Director	Company Secretary

Mumbai, India
Date: July 21, 2011

Statement pursuant to Section 212 of the Companies Act 1956
relating to the Subsidiary Companies

			Value Communications	Vubites India
A.	Name of the Subsidiary	Rediff Holdings Inc.	Corporation	Private Ltd.

B.	Financial year of the subsidiary ended on	31-Mar-2011	31-Mar-2011	31-Mar-2011

C.	The Company’s interest in the subisidiary on the aforesaid date

	a) Number of shares held	11,066,667	12,000,000	1,000,000

	b) Face Value per share in US dollars	0.0001	No par value	Re. 1/-

	c) extent of Holding	100%	100%	100%

D.	The net aggregate of Profits/(losses) of the subsidiary so far it concerns the members of the company

	a) Not dealt with in the accounts of the company amounted to

	1. For the Subsidiary’s financial year ended as in “B” above

	Equivalent to INR*	(33,999,769)	Nil	(23,715,999)

	2. For the previous financial years of the Subsidiary since it became the Company’s Subsidiary

	Equivalent to INR*

	b) Dealt with in the accounts of the company amounted to

	1. For the Subsidiary’s financial year ended as in “B” above

	Equivalent to INR*

	2. For the previous financial years of the Subsidiary since it became the Company’s Subsidiary

	Equivalent to INR*

*	Exchange rate used: 1 USD = Rs.44.65
Disclaimer:
We have translated the foreign currency amounts in the financial data derived from our Subsidiaries financial statements at the closing rate as on March 31, 2011. The transactions should not be considered as a representation that such foreign currency amounts have been, could have been or could be converted in to Rupees at any particular rate, the rate stated above, or at all
For and on behalf of the Board

Place: Mumbai, India	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Date: July 21, 2011	Chairman & Managing Director	Director

/s/ Jyoti R Sachdeva
Company Secretary

DIRECTORS’ REPORT
To,
The Members of Vubites India Private Limited
Your Directors are pleased to submit the Annual Report of the Company together with the Audited Statement of Accounts for the year ended 31st March 2011.
1.	FINANCIAL AND OPERATING RESULTS
During the year under review, the Company had incurred a loss of Rs.3,33,22,196/- after providing for depreciation of Rs.1,21,43,680/- and the said loss is carried forward to the next year. The Directors are exploring the avenues of carrying on the business of, inter alia, re-selling and placement of advertising across various media.
Further during the year under review, Rediff.com India Limited has acquired the entire 100% shareholding of the Company from the existing shareholders and in view of this the Company has become a wholly owned subsidiary of Rediff.com India Limited.
2.	DIVIDEND
Your Directors do not recommend any dividend for the year ended on 31st March 2011.
3.	DEPOSITS
The Company has not accepted any deposits within the meaning of Section 58A of the Companies Act, 1956 during the year under review.
4.	DIRECTORS
Mr. Jayesh Sanghrajka and Mr. Ashish Mehrotra were appointed as Additional Directors on 26th November 2010 and hold office upto the date of the ensuing Annual General Meeting. The resolution seeking approval of the shareholders for the appointment of Mr. Jayesh Sanghrajka and Mr. Ashish Mehrotra as Directors has been incorporated in the Notice of the forthcoming Annual General Meeting.
Mr. Ajit Balakrishnan and Mr. Arun Nanda have resigned as Director of the Company with effect from 26th November 2010. The Directors place on record their appreciation for the contributions made by him to the Company.
No director of the Company has been disqualified to be a Director of the Company on account of non compliance with any of the provisions of the Companies Act, 1956.

5.	COMPLIANCE CERTIFICATE
In accordance with Section 383A of the Companies Act, 1956 and Companies (Compliance Certificate) Rules, 2001, the Company has obtained a Certificate from a Secretary in whole time practice confirming that the Company has complied with all the provisions of the Companies Act, 1956 during the period under review and a copy of such certificate is annexed to this Report.
6.	DIRECTORS’ RESPONSIBILITY STATEMENT
Pursuant to the provisions of Section 217(2AA) of the Companies Act, 1956, Directors of your Company wish to state that:
i)	In the preparation of the annual accounts for the year ended on 31st March 2011, the applicable accounting standards have been followed along with proper explanation relating to material departures;

ii)
The directors have selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give true and fair view of the state of affairs of the Company at the end of the said financial year and of the loss of the Company for the year ended as on that date;

iii)
The directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956 for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

iv)	The directors have prepared the annual accounts for the financial year ended 31st March 2011 on a going concern basis.
7.	INFORMATION PURSUANT TO SECTION 217(2B) OF THE COMPANIES ACT, 1956
There was no buy back of company’s shares during the financial year in terms of provisions of Section 77A (4) of the Companies Act, 1956.
8.	INFORMATION PURSUANT TO SECTION 217(1)(d) OF THE COMPANIES ACT, 1956
There are no material changes and commitments, affecting the financial position of the Company which have occurred between the end of the financial year of the Company to which the balance sheet relates and the date of this report.

9.	INFORMATION PURSUANT TO SECTION 217(1)(e) OF THE COMPANIES ACT, 1956
Information required to be provided under section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 in relation to Conservation of Energy and Technology Absorption are currently not applicable to the Company. The details with respect to the Foreign Exchange Earnings and Outgo of the Company for the year ended on 31st March 2011 are given below:

Earnings:	Nil
Outgo:	Rs.5,43,189/-
10.	PARTICULARS OF EMPLOYEES UNDER SECTION 217(2A) OF THE COMPANIES ACT, 1956
There was no employee in the Company during the period under review that is in receipt of remuneration in excess of the limits specified in Section 217(2A) of the Companies Act, 1956.
11.	AUDITORS
M/s. Vivek Mistry & Associates, Chartered Accountants, retire at the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment. Your Directors recommend re-appointment of the retiring auditors.
For and on behalf of the Board of Directors
Place: Mumbai
Date: July 20, 2011

/s/ Ashish Mehrotra	/s/ Jayesh Sanghrajka
Director	Director

REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF
VUBITES INDIA PRIVATE LIMITED
We have audited the attached Balance Sheet of M/S. VUBITES INDIA PRIVATE LIMITED as at 31st March, 2011 and also the Profit & Loss Account for the year ended 31st March, 2011 annexed there to. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audit.
We have conducted our audit in accordance with Auditing standards generally accepted in India. Those standards require that we plan and perform audit to obtain reasonable assurance about whether the financial statement are free of material misstatement. An audit includes, examining on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
We further report that:
(a)	we have obtained all the information & explanations to the best of our knowledge & belief as was necessary for the audit.

(b)	in our opinion proper books of account as required by law have been kept by the company so far as appears from our examination of such books.

(c)	the Balance Sheet and Profit & Loss Account dealt with by this report is in agreement with the books of account.

(d)	in our opinion, the profit & loss account and balance sheet comply with the mandatory accounting standards referred to in sub-section (3C) of section 211 of the Companies Act, 1956.

(e)
on the basis of written representation received from the Directors and taken on record by the Board of Directors, we report that none of the Directors is disqualified as on 31st March 2011 from being appointed as a Director in terms of clause (g)of sub-section (1) of section 274 of the Companies Act, 1956.

(f)
in our opinion, and to the best of our information and according to the explanations given to us, the said accounts read together with the notes thereon give the information required by the Companies Act, 1956 in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

(i)	in the case of the Balance Sheet of the state of affairs of the company as at 31st March, 2011;
and
(ii)	in the case of the Profit & Loss Account, of the loss for the year ended on that date.
For Vivek Mestry & Associates
Chartered Accountants
/s/ Vivek Mestry
Pproperietor
Membership No: 49628
Place: Mumbai
Dated: July 20, 2011

VUBITES INDIA PRIVATE LIMITED
BALANCE SHEET AS AT 31ST MARCH, 2011

		As at	As at
	SCH	31/Mar/11	31/Mar/10
	NO.	Rupees	Rupees

I. SOURCES OF FUNDS

SHAREHOLDERS FUNDS
Share Capital	1	1,000,000	1,000,000

UNSECURED LOANS
From a Director		—	106,529,601
From Holding Company		151,879,601	—

TOTAL		152,879,601	107,529,601

II. APPLICATION OF FUNDS

Gross Fixed Assets		147,645,416	118,904,170
Less: Provision for depreciation		25,698,639	11,327,707

Net Fixed Assets	2	121,946,777	107,576,463

Current Assets, Loans & Advances	3	11,805,682	2,061,501

Less: Current liabilities & Provisions	4	16,224,406	4,157,209

Net Current Assets		(4,418,724)	(2,095,708)

Deferred Tax Asset		285,418	285,418

MISCELLANEOUS EXPENDITURE
(To the extent not written off or adjusted ) Preliminary Expenses		127,275	146,770

Profit & Loss Account		34,938,855	1,616,659

TOTAL		152,879,601	107,529,601

Notes to accounts	7

Per our report of even date

For Vivek Mestry & Associates	For Vubites India Private Limited
Chartered Accountants

/s Vivek Mestry	/s/ Jayesh Sanghrajka	/s/ Ashish Mehrotra
Proprietor	Director	Director
M. No -49628
Place: Mumbai
Date: July 20, 2011

VUBITES INDIA PRIVATE LIMITED
PROFIT & LOSS ACCOUNT FOR THE YEAR ENDED 31ST MARCH, 2011

		For the year ended	For the year ended
	SCH	31/Mar/11	31/Mar/10
	NO.	Rupees	Rupees

INCOME
Advertising Receipts (Net of Service Tax)		283,309	—
Interest received		6,691	4,895
Other Income		451,782	42,701

TOTAL		741,782	47,596

EXPENDITURE

Employee Cost	5	17,753,565	—
Administrative expenses	6	3,925,247	615,773
Other expenses		222,555	704,104
Depreciation (Net of capitalised amount)		12,143,680	—
Misc. Expenditure Written off		19,495	19,495

TOTAL		34,064,542	1,339,372

(loss) Before Tax		(33,322,760)	(1,291,776)

Less: Provision for taxation
Current Tax		—	—
For earlier years		564	—
Deferred Tax Asset		—	10,689

(loss) After Taxation		(33,322,196)	(1,281,087)
Add: B/f from previous year		(1,616,659)	(335,572)

Carried to Balance Sheet		(34,938,855)	(1,616,659)

BASIC AND DILUTED EPS		(33.32)	(1.28)

Notes to accounts	7

Per our report of even date

For Vivek Mestry & Associates	For Vubites India Private Limited
Chartered Accountants

/s/ Vivek Mestry	/s/ Jayesh Sanghrajka	/s/ Ashish Mehrotra
Proprietor	Director	Director
M. No -49628
Place: Mumbai
Date: July 20, 2011

VUBITES INDIA PRIVATE LIMITED
SCHEDULES FORMING PART OF ACCOUNTS FOR THE YEAR
ENDED 31ST MARCH, 2011

	As at	As at
	31/Mar/11	31/Mar/10
	Rupees	Rupees

SCHEDULE - 1:
Authorised
10,000,000 (1000,000) Equity Shares of Re. 1 each	10,000,000	10,000,000

Issued, Subscribed & Paid up
1,000,000 (1000,000) Equity Shares of Re. 1 each fully paid up	1,000,000	1,000,000

	1,000,000	1,000,000

SCHEDULE - 3: CURRENT ASSETS, LOANS & ADVANCES
Balance with Bank
- On Current account	1,966,651	285,772
- On fixed deposit account	98,253	92,488

Sundry Debtors (Unsecured,considered good)
- Over six months	—	—
- Others	14,344	—
Cash in hand	6,220	4,144
Security Deposit	950,400	950,400
Prepaid Expenses	6,461,642	31,813
Prepaid Taxes	4,444	12,198
Advances to be recovered in cash or in kind	2,303,729	684,686

	11,805,682	2,061,501

SCHEDULE - 4: CURRENT LIABILITIES & PROVISIONS CURRENT LIABILITIES
Sundry creditors	4,594,946	1,384,810
Other liabilities	11,629,460	2,772,399

	16,224,406	4,157,209

SCHEDULE — 2
VUBITES INDIA PVT. LTD.
SCHEDULES FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 31TH MARCH, 2011
FIXED ASSETS

		GROSS BLOCK				DEPRECIATION
			ADDITIONS	SALE/ADJUST.		UPTO	FOR	SALE/ADJUST.		NET BLOCK
SR.		COST AS	DURING	DURING	TOTAL	LAST	THE	DURING		W.D.V. AS	W.D.V. AS
NO.	PARTICULARS	ON 1/4/2010	THE YEAR	THE YEAR	COST	YEAR	YEAR	THE YEAR	TOTAL	ON 31.3.2011	ON 31.3.2010

1	Office Equipments	446,615	91,966	—	538,581	155,519	51,895	—	207,415	331,166	291,096

2	Furniture & Fixtures	272,658	48,262	—	320,920	125,134	30,317	—	155,451	165,469	147,524

3	Electricial Fittings	264,670	—	—	264,670	97,522	23,250	—	120,772	143,898	167,148

4	Computers	19,022,749	16,169,865	—	35,192,621	9,492,100	5,112,424	—	14,604,524	20,588,097	9,530,649

5	Improvements to Leasehold Premises	1,457,433	—	—	1,457,433	1,457,432	—	—	1,457,432	1	1

6	Intangible Assets	—	109,871,190	—	109,871,190	—	9,153,045	—	9,153,045	100,718,145	—

7	Capital-Work-In Progress	97,440,045	12,059,125	109,499,170	—	—	—	—	—	—	97,440,045

		118,904,170	138,240,408	109,499,170	147,645,416	11,327,707	14,370,931	—	25,698,639	121,946,777	107,576,463

	Previous Year	77,190,794	42,546,116	832,740	118,904,170	6,037,582	5,571,148	281,022	11,327,707	107,576,463	—

Note:	1)	Depreciation for the current year Rs. 22,27,251/- is capitalised as Capital Work-in-progress.(Previous year Rs. 55,71,148)

	2)	Capital work in progress has been capitalised as Intangible Assets on 30th September, 2010.

VUBITES INDIA PRIVATE LIMITED
SCHEDULES FORMING PART OF ACCOUNTS FOR THE YEAR
ENDED 31ST MARCH, 2011

	For the year ended	For the year ended
	31/Mar/11	31/Mar/10
	Rupees	Rupees

SCHEDULE - 5: EMPLOYEE COST
Salary	3,173,123	—
Bonus	1,495,833	—
Conveyance Allowance	73,812	—
Leave Encashment	329,977	—
ESOP Compensation	6,512,500	—
Gratuity	303,066	—
House Rent Allowance	1,594,130	—
Leave Travel Allowance	118,258	—
Mediclaim Insurance	77,809	—
Special Allowance	3,843,163	—
Medical Expenses	115,461	—
Staff Welfare Expenses	116,433	—

	17,753,565	—

SCHEDULE - 6: ADMINISTRATIVE EXPENSES
Administative Charges	240,000	200,000
Data subscription charges	666,233	—
Rates & taxes	23,808	—
Computer Consumables	634,700	—
Repairs & Maintenance	221,850	—
Electricity Charges	216,324	—
Insurance Premium	28,614	—
Network Charges	448,161	—
Professional Fees	266,554	110,714
Rent and amenities	524,148	—
Telephone and internet charges	164,449	—
Housekeeping Charges	102,375	—
Virtual Storage/Servers	178,115	—
Travelling and conveyance expenses	209,916	305,059

	3,925,247	615,773

VUBITES INDIA PRIVATE LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 7: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
A.	SIGNIFICANT ACCOUNTING POLICIES
1.	Basis of preparation of financial statements
The financial statements are prepared as per historical cost convention and in accordance with the generally accepted accounting principles in India, the provisions of the Companies Act, 1956, and the applicable Accounting Standards referred to in section 211(3C) of the Companies Act, 1956. All income and expenditure having material bearing on the financial statements are recognised on accrual basis.
2.	Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognised in the periods in which the results materialise or are known.
3.	Revenue recognition
The Company offers web-based tools that small merchants can use to create low cost TV ads of their own and in mpeg 2 format, which, play on television directly, a tool where the small merchant who doesn’t have a media planner can create their media plan without any help and a technology to insert TV ads at the local level. Revenue is recognised ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable.
4.	Tangible assets, intangibles, depreciation and amortisation
Tangible Assets
Tangible assets are stated at cost less depreciation. Depreciation on fixed assets other than leasehold improvements is provided on written down value method at the rates and in the manner specified under Schedule-XVI of the Companies Act, 1956.
Expenditure on leasehold improvements is amortised equally over a period of lease.
Intangible Assets
Intangible Assets are stated at cost less amortisation. Software includes costs incurred in the operations stage that provides additional functions or features to the Company’s website. These are amortised over their estimated useful life of one to three years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

VUBITES INDIA PRIVATE LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 7: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
5.	Employee benefits
(i) Short term
Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Company.
(ii) Long term
The Company has only defined-benefit plans.
•	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is calculated as at the balance sheet date by independent actuaries in a manner that distributes expenses over the employees’ working life and fully provided for. These commitments are valued at the present value of the expected future payments, with consideration for calculated future salary increases, using a discount rate corresponding to the interest rate estimated by the actuary having regard to the interest rate on government bonds with a remaining term that is almost equivalent to the average balance working period of employees.

(iii) Other employee benefits
Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method
6.	Foreign currency transactions
Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

VUBITES INDIA PRIVATE LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 7: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
Monetary items denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in Profit and Loss account.
7.	Stock based compensation
The Company accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.
8.	Earnings per share
Basic earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year.
9.	Taxes
Income taxes comprise both current and deferred tax.
Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.
Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.
10.	Cash and cash equivalent
The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.
Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.

VUBITES INDIA PRIVATE LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 7: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
11.	Leases
Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Company as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.
12.	Provisions and Contingencies
A provision is recognized when the Company has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed.
B.	NOTES TO ACCOUNTS
1.	Expenditure in foreign currency (on accrual basis):

	2010-11	2009-10
Particulars	Rs.	Rs.

(i) Technical fees	—	1,391,893
(ii) Software cards	543,189	185,958

Total	543,189	1,577,851

2.	Payment to auditors (net of service tax):

	2010-11	2009-10
Particulars	Rs.	Rs.

Statutory audit fees	50,000	30,000
4.	Employee Benefit Obligations

Defined — Benefit Plans
The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. On adoption of the revised Accounting Standard, (AS)-15 on “Employee Benefits” notified under the Companies (Accounting Standards) Rules, 2006, actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Profit and Loss account.

VUBITES INDIA PRIVATE LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 7: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
Defined benefit commitments:

2010-11
Rs.
Benefit obligation at the beginning of the year	355,411
Actuarial losses	32,473
Current service cost	224,222
Interest cost	46,371

Benefits paid	—
Benefit obligation at the end of the year	658,477
Expenses on defined benefit plan:

2010-11
Rs.
Service cost	224,222
Interest cost	46,371
Recognised net actuarial losses	32,473
Net gratuity cost	303,066
The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

2010-11
Rate for discounting liabilities	8.05%
Salary escalation rate	10% for first year and 7% thereafter
Expected rate of return on assets	0.0%
Mortality rates	LIC 1994-96 ultimate table
The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant factors. The above information is certified by the actuary.
Experience adjustment:

2010-11
Rs.
Defined benefit obligation	658,477
(Deficit)	(658,477)
Experience adjustment on plan liabilities	(70,984)

VUBITES INDIA PRIVATE LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 7: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS
5.	Operating leases

The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

	2010-11	2009-10
Particulars	Rs.	Rs.
Office premises	524,128	524,128

These lease agreements are executed for a period ranging between 3 — 60 months with a renewable clause. These lease agreements also provide for termination by mutual consent by giving a prior notice period between 1 — 3 months.

The minimum annual rental commitments under operating leases are as follows:

	2010-11	2009-10
Particulars	Rs.	Rs.
Not later than one year	288,000	576,000
Later than one year and not later than five years	—	288,000

Total payments	288,000	864,000

6.	Related Parties Disclosures
I.	Names and relationships of related parties

a.	Holding Company:

Rediff.com India Limited

b.	Key Management Personnel:

Mr. Ajit Balakrishnan Director (resigned w e f November 26, 2011)

Transactions with Related Parties during the year and balances outstanding as at March 31, 2011:

Name of the		2010-11	2009-10
Related party	Transactions	Rs.	Rs.
Mr. Ajit Balakrishnan	Loans received during the year	17,500,000	3,8500,000
	Payable as at year end	Nil	106,529,601

VUBITES INDIA PRIVATE LIMITED
SCHEDULE TO THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2011
SCHEDULE 7: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS

Name of the		2010-11	2009-10
Related party	Transactions	Rs.	Rs.
Rediff.com India Limited	Loans received during the year	151,879,601	Nil
	Payable as at year end	151,879,601	Nil
7.	Deferred tax assets

The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits. Such deferred tax assets have not been recognised since there is no virtual certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.

8.	Earning Per Share (EPS)

		2010-11	2009-10
A.	Net (loss) attributable to equity shareholders (Rs.)	(33,322,196)	(1,281,087)
B.	Weighted average number of equity shares outstanding during the year	1,000,000	1,000,000
C.	Nominal value of Equity Shares (Rs.)	1.00	1.00
	Basic Earning per Share (Rs.)	(33.32)	(1.28)
	Diluted Earning per Share (Rs.)	(33.32)	(1.28)
9.	Amount payable to Micro, Small and Medium Enterprises

The Company has requested its suppliers to confirm the status as to whether they are covered under the Micro, Small and Medium Enterprises Development Act, 2006. The Company has not received intimation from its suppliers under the said Act. In the absence of confirmation from all the suppliers disclosure, if any relating to amount unpaid as at year end together with interest paid / payable as required under the said Act have not been given.

10.	Comparatives

Comparative financial information (i.e., the amounts and disclosures for the preceding year) presented above, is included as an integral part of the current year’s financial statements, and is to be read in relation to the amounts and disclosures relating to the current year. Figures of the previous year are regrouped and reclassified wherever necessary to correspond to figures of the current year.

VUBITES INDIAPRIVATE LIMITED
ADDITIONAL INFORMATION AS REQUIRED UNDER PART IV OF SCHEDULE VI.
Balance Sheet Abstract and Company’s General Business Profile
(I)	Registration Details

Registration No.	168009	State Code	11

Balance Sheet Date	31/03/2011
(dd/mm/yy)
(II)	Capital raised during the year (Amount in Rs. thousands)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilization and Deployment of Funds (Amount in Rs. thousands)

Total Liabilities	Total Assets
152,880	152,880
Sources of Funds

Paid - up Capital	Reserves & Surplus
1,000	Nil

Secured Loans	Unsecured Loans
Nil	151,880
Application of Funds

Net Fixed Assets	Investments
121,947	Nil

Net Current Assets	Deferred Tax Assets
(4,419)	285

Misc. Expenditure	Accumulated Losses
127	34,939

VUBITES INDIAPRIVATE LIMITED
ADDITIONAL INFORMATION AS REQUIRED UNDER PART IV OF SCHEDULE VI.
(IV)	Performance of Company (Amount in Rs. thousands) for the year ended March 31, 2011.

Turnover	Total Expenditure
742	34,065

Profit / Loss Before Tax			Profit / Loss After Tax
+	–	33,323	+	–	33,322

Earnings (Loss) per share	Dividend @ %
Rs (33.32)	Nil
(V)	Generic Names of Three Principal Products / Services of Company (as per monetary terms)

Item Code No. ( ITC ) N/A
Product Description
For and on behalf of the Board

/s/ Jayesh Sanghrajka	/s/ Ashish Mehrotra
Director	Director

Mumbai, India
Date: July 20, 2011

Rediff Holding Inc.
BOARD OF DIRECTORS
Mr. Ajit Balakrishnan
Mr. Sridhar Iyengar
Mr. Sunil Phatarphekar
AUDITORS
PATKAR & PENDSE
INDIA
Directors’ Report
The Board of Directors present the audited financial statements of Rediff Holding Inc. for the year ended March 31, 2011.
PRINCIPAL ACTIVITIES
Rediff Holding Inc. is a cost center talking care of all corporate related expenditure for the Rediff Group in the USA, and does not generate any revenue.
REVIEW OF BUSINESS
Gross Loss (before depreciation, amortization, impairment write down and taxes) is US $744,193/-. After giving effect to other adjustments, net loss of US $761,472/- was carried to Balance Sheet.
DIVIDENDS
In view of the losses, your Directors do not recommend any dividend.
For and on behalf of the Board of Directors
/s/ Director
Date: July 21, 2011

REPORT OF THE AUDITORS
The Board of Directors,
Rediff Holdings Inc.
We have audited the attached Balance Sheet of REDIFF HOLDINGS INC., a Company incorporated as a Delaware Corporation in February, 2001 in the United States, as at March 31, 2011 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:
We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
Further, we report that:
(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purpose of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 9 to the Accounts.

(d)
In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2011;
and
ii.	in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;
For Patkar & Pendse
Chartered Accountants
/s/ B.M. Pendse
Partner
M.No. 32625
Place: Mumbai, India
Date: July 21, 2011

Rediff Holdings Inc
Balance Sheet as at March 31, 2011

		As at	As at
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $
I. SOURCES OF FUNDS

Shareholders’ funds:

Share Capital	1	1,107	1,107

Reserves & surplus
Securities premium		23,998,893	23,998,893

TOTAL		24,000,000	24,000,000

II. APPLICATION OF FUNDS

Fixed assets:	2

Gross Block		35,029	35,029
Less: Depreciation		35,029	35,029

Net Block		—	—

Investments	3	6,690,536	5,390,536

Current assets, loans and advances:
Current assets:
Cash and bank balances	4	11,536	32,484
Loans and advances	5	(1,392,549)	660,228

		(1,381,013)	692,712

Less: Current liabilities and provisions:
Liabilities	6	115,296	111,548
Provision for Taxation		14,000	30,000

		129,296	141,548

Net current assets		(1,510,309)	551,163

Profit and loss account		18,819,772	18,058,300

TOTAL		24,000,000	24,000,000

Accounting policies and notes to balance sheet and profit and loss account	9

As per our attached report of even date
Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

Rediff Holdings Inc
Profit & Loss Account for the year ended March 31, 2011

		For the year ended
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $
INCOME

Interest Income		—	23,651

		—	23,651

EXPENDITURE

Personnel expenses	7	214,151	225,078

Operating and other expenses	8	530,042	574,861

Provision for investment in subsidiary (Refer Note No. 5)		—	—

Depreciation		—	—

		744,193	799,939

Loss for the year before tax		744,193	776,288
Provision for tax / Taxes paid		17,279	30,000

Loss after tax		761,472	806,288

Deficit brought forward from previous year		18,058,300	17,252,012

Balance carried to balance sheet		18,819,772	18,058,300

Basic and Diluted Earnings Per Share (US$)		(0.07)	(0.07)

Accounting policies and notes to balance sheet and profit and loss account	9

As per our attached report of even date
Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

Rediff Holdings Inc.
Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account for the year ended 31st March, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 1: CAPITAL

Authorized:
11,333,000 (P.Y. 11,333,000) equity shares @ $0.0001	1,134	1,134

Issued and subscribed:
11,066,667 (P.Y. 11,066,667) equity shares @ $0.0001 par value	1,107	1,107

TOTAL	1,107	1,107

Rediff Holdings Inc
Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011
Schedule 2: Fixed Assets

	Gross Block				Accumulated Depreciation				(US$)
	Opening			Closing Bal	Opening			Closing	Net Book	Net Book
	Balance (Amt			(Amt in USD)	Balance (Amt	Dep during	Dep on	Balance (Amt	Value (Amt in	Value (Amt in
	in USD) As at	Additions	Deletions	As at March	in USD) As At	the year	deletions	in USD) As At	USD) As At	USD) As At
	April 1,2010	(Amt in USD)	(Amt in USD)	31, 2011	April 1, 2010	(Amt in USD)	(Amt in USD)	March 31, 2011	March 31, 2011	March 31, 2010

Computer Equipment	7,122	—	—	7,122	7,122	—	—	7,122	—	—
Software	27,907	—	—	27,907	27,907	—	—	27,907	—	—

	35,029	—	—	35,029	35,029	—	—	35,029	—	—

Previous Year	35,029	—	—	35,029	35,029	—		35,029	—

Rediff Holdings Inc
Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account for the year ended 31st March, 2011

	As at	As at
	31.03.2011	31.03.2010
	US $	US $

SCHEDULE 3: Investments (unquoted at cost)

Long Term Investments

In wholly owned subsidiary companies (fully paid-up)

India Abroad Inc	14,751,366	14,751,366
3,198,080 (Previous year 3,198,080) equity shares of US$0.01per share

Less: Provision for diminuition in value	10,231,676	10,231,676

	4,519,690	4,519,690

Rediff.com Inc.	870,846	870,846
5,000 (Previous year 5,000) equity shares of US$0.001per share
Less: Provision for diminution in value

	870,846	870,846

In other companies
Runa Inc.	1,300,000	—
(Previous Year NIL) equity shares

TOTAL	6,690,536	5,390,536

SCHEDULE 4: CASH AND BANK BALANCES

Bank balances:

In current accounts

Wells Fargo, U.S.A. (Formerly Norwest Bank)	—	8,954

Citibank, New York, U.S.A	5,183	17,177

State Bank of India, NY Branch	6,353	6,353

In deposit accounts

State Bank of India, NY Branch	—	—

TOTAL	11,536	32,484

Rediff Holdings Inc
Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account for the year ended 31st March, 2011

	As at	As at
	31.03.2011	31.03.2010
	US $	US $

SCHEDULE 5: LOANS AND ADVANCES (Unsecured considered good)

Dues from subsidiary companies (Net)	(2,682,015)	(1,745,505)

Advances recoverable in cash or in kind or for value to be received	1,279,247	2,364,787

Deposit with TD Waterhouse (Broker)	998	1,048

Tax Deducted at Source and Advance Tax	9,221	39,898

TOTAL	(1,392,549)	660,228

SCHEDULE 6: LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings	115,296	111,548

TOTAL	115,296	111,548

Rediff Holdings Inc
Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account for the year ended 31st March, 2011

	For the year ended
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 7: PERSONNEL EXPENSES

Salaries and allowances	200,000	207,867
Medical Insurance	4,885	9,045
Payroll Taxes	9,266	8,166

TOTAL	214,151	225,078

SCHEDULE 8: OPERATING AND OTHER EXPENSES

Travelling expenses	27,657	23,129
Professional charges	165,823	190,583
Telephone expenses	4,116	2,580
Insurance charges	247,766	270,743
Office expenses	19,187	8,278
Payroll Processing Charges	2,973	2,895
Seminar Expenses	—	—
Directors Fee	45,000	45,000
Advertising and Promotion	—	17,271
Misc Write off/back	16,919	13,433
Bank Charges	603	948

TOTAL	530,042	574,861

REDIFF HOLDINGS, INC
SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
A.	ACCOUNTING POLICIES
1.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

2.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Revenue recognition

Rediff Holdings Inc is a cost center taking care of all corporate related expenditure for the Rediff Group in US, and does not generate any revenue.

4.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Computer equipment and software	3 years
Office equipment	5 years
5.	Investments

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

A provision for diminution in the value of investments is made in the books of accounts on a decline, other than temporary, in the value of such investments.

REDIFF HOLDINGS, INC
6.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

Leave Encashment

The company’s policies allow leave encashment. Provision has been made in the books for unavailed leave balance at the end of the year.

7.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

8.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

9.	Contingent Liabilities

These are disclosed by way of notes on the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

10.	Deferred Income Taxes

Deferred Tax is recognized for all timing differences, subject to the consideration of prudence, applying the tax rates that have been subsequently enacted after the Balance Sheet date.

REDIFF HOLDINGS, INC
B.	NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
1.	Organization and Business

Rediff Holdings Inc (“the Company”) was incorporated as a Delaware Corporation in February 2001 by Rediff.Com India Limited to act as the holding company for some of the Parent’s investments in United States.

2.	Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

3.	Litigation

There are no pending litigations against the company.

4.	Other contingencies

In connection with the Company’s acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US $1.2 million. The Company disputes this assertion and has offered the claimant approximately US $50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.

5.	Diminution in the value of Investments

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

Provision was made in 2008-09 to recognize a decline, other than temporary in the value of such investments.

6.	Deferred Income Taxes

As of March 31, 2011, the components of the Company’s net deferred tax assets are as follows:

As of March 31, 2011, the Company has net operating loss carry forwards of approx $3,600,000 for federal income tax purposes, which expire in the years 2020 to 2029. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.

REDIFF HOLDINGS, INC
7.	Balance Sheet Abstract and Company’s General Business Profile

(I)	Registration Details

Registration No. — TAX ID No	N.A.	State Code	N.A.

Balance Sheet Date	31/03/2011
(dd/mm/yy)
(II)	Capital raised during the year (Amount in Thousands)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilisation and Deployment of Funds (Amount in US$)

Total Liabilities $	Total Assets $
24,000,000	24,000,000
Sources of Funds

Paid - up Capital $	Reserves & Surplus $
1,107	23,998,893

Secured Loans	Unsecured Loans
Nil	Nil
Application of Funds

Net Fixed Assets	Investments $
Nil	6,690,536

Net Current Assets $	Misc. Expenditure
(1,510,309)	Nil

Accumulated Losses $
18,819,772

REDIFF HOLDINGS, INC
(IV)	Performance of Company (Amount in US$) for the year ended March 31, 2011

Turnover $	Total Expenditure $
—	744,193

Profit / Loss Before Tax $	Profit / Loss After Tax $
(744,193)	(761,472)

Earning per Share US $	Dividend @ %
(0.07)	Nil
(V)	Generic Names of Three Principal Products / Services of Company (as per monetary terms)

Item Code No. ( ITC )	N/A
Product Description	N/A
8.	Previous year’s figures have been regrouped and reclassified wherever necessary to conform to current year’s classifications.

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A. Balakrishnan
Partner	Director
M.No. 32625
Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India Abroad Publications Inc.
BOARD OF DIRECTORS
Mr. Ajit Balakrishnan
AUDITORS
PATKAR & PENDSE
INDIA
Directors’ Report
The Board of Directors present the audited financial statements of India Abroad Publications Inc. for the year ended March 31, 2011.
PRINCIPAL ACTIVITIES
India Abroad Publications Inc., a weekly newspaper-publishing Company is a subsidiary of Rediff Holdings Inc., (‘Rediff Holdings’) which in turn is a wholly owned subsidiary of Rediff.com India Limited (‘Rediff.com’).
India Abroad’s revenues primarily include advertising and sponsorship and consumer subscription revenues earned from the publication of its weekly newspaper distributed primarily in the USA & Canada. India Abroad was acquired by Rediff Holdings on April 28, 2001 by acquiring substantially all of the outstanding voting shares of India Abroad Publications, Inc.
REVIEW OF BUSINESS
The Profit & Loss account is set out along with this report and shows that during the year, the Company earned gross income of US $2,563,499/-. Gross Loss (before depreciation, amortization, impairment write down and taxes) is US $253,550 /-. After giving effect to other adjustments, net loss of US $261,970/- was carried to Balance Sheet.
DIVIDENDS
In view of the losses, your Directors do not recommend any dividend.
For and on behalf of the Board of Directors
/s/ Director
Date: July 21, 2011

REPORT OF THE AUDITORS
The Board of Directors,
India Abroad Publications Inc.
We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS INC., a wholly owned subsidiary of Rediff Holdings Inc. and incorporated in the United States, as at March 31, 2011 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:
We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
Further, we report that:
(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.
(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.
(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 14 to the Accounts.
(d)
In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at March 31, 2011;
and
ii.	in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;
For Patkar & Pendse
Chartered Accountants
/s/ B.M. Pendse
Partner
M.No. 32625
Place: Mumbai
Date: July 21, 2011

India Abroad Publications,Inc
Balance Sheet as at March 31, 2011

		As at	As at
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $
I. SOURCES OF FUNDS

Shareholders’ funds:

Share Capital	1	31,981	31,981

Reserves & Surplus	2	511,172	773,142

TOTAL		543,153	805,123

II. APPLICATION OF FUNDS

Fixed assets:	3
Gross Block		471,449	489,913
Less: Depreciation		447,685	469,033

Net Block		23,764	20,880

Investments	4	129,793	129,793

Current assets, loans and advances:
Sundry debtors	5	316,649	638,709
Cash and bank balances	6	342,773	394,811
Loans and advances	7	616,096	384,507

		1,275,518	1,418,026
Less: Current liabilities and provisions:
Liabilities	8	933,884	811,538

		933,884	811,538

Net current assets		341,634	606,489

Miscellaneous expenditure	9	47,962	47,962
(to the extnt not written off or adjusted)

TOTAL		543,153	805,123

Accounting policies and notes to balance sheet and profit and loss account	14

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India Abroad Publications,Inc
Profit & Loss Account for the year ended March 31, 2011

		For the year ended
	Schedule	31-Mar-11	31-Mar-10
	No	US $	US $

INCOME

Operating revenues	10	2,562,114	2,677,050

Other Income	11	1,385	11,289

		2,563,499	2,688,339

EXPENDITURE

Personnel expenses	12	845,012	858,992

Operating and other expenses	13	1,972,037	2,183,867

Depreciation		8,420	60,902

		2,825,469	3,103,760

Profit/ Loss for the year before tax		(261,970)	(415,421)

Provision for tax		—	—

Profit / (Loss) after tax		(261,970)	(415,421)

Surplus / Deficit brought forward from previous year		560,696	976,117

Balance carried to balance sheet		298,726	560,696

Basic and Diluted Earnings Per Share (US$)		(0.08)	(0.13)

Accounting policies and notes to balance sheet and profit and loss account	14

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India Abroad Publications,Inc
Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 1: CAPITAL

Authorized:
6,000,000 (P.Y. 6,000,0000) shares @ $0.01	60,000	60,000

Issued and subscribed:
Capital
3,198,080 (P.Y. 3,198,080) equity shares@$0.01 par value	31,981	31,981

TOTAL	31,981	31,981

SCHEDULE 2: RESERVES AND SURPLUS

Securities Premium Account	212,446	212,446

Profit and loss Account	298,726	560,696

TOTAL	511,172	773,142

Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011
Amt in USD
SHEDULE 3: FIXED ASSETS

	Gross Block				Accumulated Depreciation
	Opening				Opening				Net Book	Net Book
	Balance As			Closing Bal	Balance As			Closing Bal	Value As at	Value As at
	at April 1,			March 31,	at April 1,	Dep during	Dep on	March 31,	March 31,	March 31,
	2010	Additions	Deletions	2011	2010	the year	deletions	2011	2011	2010
Office Renovation	155,796	—	—	155,796	155,796		—	155,796	—	—
Telephone System	75,564	—	—	75,564	75,564	—	—	75,564	—	—
Machinery and equipment & Computer Software	189,703	—	4,672	185,031	181,873	2,192	4,525	179,540	5,491	7,830
Sun Systems	25,243	—	25,243	—	25,243	—	25,243	—	—	—
Computer Software	—		—	—	—	—	—	—	—	—
Furniture and fixtures	43,607	—	—	43,607	30,557	6,228	—	36,785	6,822	13,050
Automobiles	—	—	—	—	—	—	—	—	—	—
Cwip		11,451		11,451					11,451	—
Leasehold improvements	—	—	—	—		—	—	—	—	—
	489,913	11,451	29,915	471,449	469,033	8,420	29,768	447,685	23,764	20,880

Previous Year	484,016	7,258	1,361	489,913	408,131	60,902		469,033	20,880

India Abroad Publications,Inc
Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 4: Investments (Unquoted at cost)

Long Term Investments
In wholly Owned Subsidiary Companies(Fully Paid-up)
India Abroad Publications (Canada)Inc.	104,793	104,793
162,974 (P.Y. 162,974) Common Shares

	104,793	104,793

India in New York Inc	25,000	25,000
100 (P.Y. 100) fully paid non-assesable shares

TOTAL	129,793	129,793

SCHEDULE 5: SUNDRY DEBTORS

Sundry Debtors(unsecured)

Outstanding over six months	215138.1	285,343
Others	356,185	581,041

	571,323	866,384
Less: Provision for doubtful debts	254,675	227,675

TOTAL	316,648	638,709

Note:

Considered good	316,648	638,709
Considered Doubtful provided for	254,675	227,675

TOTAL	571,323	866,384

SCHEDULE 6: CASH AND BANK BALANCES

Chase Checking A/c	289,177	225,323
Lloyd Bank	—	4,811
Citibank Saving Account	3,622	38,472
Citibank-India Investments	2,880	2,549
Cash-CIBC US $ Acct.	1,590	1,662
Cash-EAB# 2	44,385	120,874
CIBC-Sterling Pound Account	1,119	1,119
Cash State Bank of LI # 2	—	—

TOTAL	342,773	394,811

India Abroad Publications,Inc
Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 7: LOANS AND ADVANCES (Unsecured Considered good)

Dues from Parent/group companies	424,346	198,919

Advances recoverable in cash or in kind value to be received	191,750	185,588

TOTAL	616,096	384,507

SHEDULE 8: CURRENT LIABILITIES

Sundry Credittors
- Other than small scale industrial undertakings	350,199	330,875

Dues to subsidiary / parent companies	299,654	106,583

Advances from customers	284,031	374,080

TOTAL	933,884	811,538

SHEDULE 9: MISCELLANEOUS EXPENDITURE (to the extent not written off or adjusted)

Goodwill for purchases of India Abroad Publications (Canada) Inc.	47,962	47,962

TOTAL	47,962	47,962

India Abroad Publications,Inc
Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2011

	For the year ended
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 10: OPERATING REVENUES

Subscription Income	267,680	332,476
Classified Income	412,954	418,661
Diplay Income	1,875,573	1,922,514
Royalty	5,907	3,400

TOTAL	2,562,114	2,677,050

SCHEDULE 11: OTHER INCOME

Interest on fixed deposits with banks	1,385	1,701
Foreign Exchange Gain	—	9,588

	1,385	11,289

SCHEDULE 12: PERSONNEL EXPENSES

Salaries and allowances	786,950	795,987

Payroll Taxes	58,062.06	63,004

TOTAL	845,012	858,992

SCHEDULE 13: OPERATING AND OTHER EXPENSES

Editorial expenses	178,550	172,536
Production Expenses	725,498	648,016
Circulation Expenses	465,606	568,489
Advertising and Promotion	104,736	121,035
Rent	191,710	176,319
Office Expenses	73,414	68,719
Dues and Subscriptions	7,023	5,911
Telephone and Telegrams	33,440	38,218
Electricity Expenses	22,891	18,816
Professional fees	19,491	110,575
Provision for Bad Debts write off	27,000	53,000
Internet-bandwidth cost	9,307	9,300
IA Person Of the Year Expenses	60,078	128,107
Moving Expenses	—	—
Bank Charges	53,294	64,825

TOTAL	1,972,037	2,183,867

INDIA ABROAD PUBLICATIONS INC.
SCHEDULE 14: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
A.	ACCOUNTING POLICIES
1.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

2.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Revenue recognition

Revenues comprise of subscriptions to the India Abroad weekly newspaper publication and income from advertisements.

Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

Subscription revenues are derived from the revenues received from newspaper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 years period.

4.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Computer equipment and software	3 years
Office equipment	5 years
5.	Investments

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

INDIA ABROAD PUBLICATIONS INC.
6.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

Leave Encashment

The company’s policies allow leave encashment. Provision has been made in the books for unavailed leave balance at the end of the year.

7.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

8.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

9.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

10.	Contingent Liabilities

These are disclosed by way of notes on the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

INDIA ABROAD PUBLICATIONS INC.
B.	NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
1.	Organization and Business

India Abroad Publications Inc (“the Company”) was incorporated as a New York Corporation on June 26th, 1970. On April 26, 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading news publications catering to the Asian-American community focusing on India and the global Indian community.

2.	Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

3.	The Company recognizes as revenues based on advertisements published and subscriptions ratably over the period of subscription. Hence requirements as to quantitative information are not applicable.

4.	Earnings in foreign exchange:

	US $	US $
Particulars	2011	2010
Advertising Revenue	186,523	184,756
5.	Operating leases

The Company leases office space and a Guest House for employees, under operating leases. Operating lease expense that has been included in the determination of the net profit is as follows:

	US$	US$
Particulars	2011	2010
Leased Premises	191,710	176,319
6.	Litigation

There are no pending litigations against the company.

7.	Other contingencies

In connection with the Company’s acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US$1.2 million. The Company disputes this assertion and has offered the claimant approximately US$50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.

8.	The prior year figures have been regrouped and reclassified to conform to those of the current year.

INDIA ABROAD PUBLICATIONS INC.
9.	Balance Sheet Abstract and Company’s General Business Profile
(I)	Registration Details

Registration No. - TAX ID No	N.A	State Code	N.A

Balance Sheet Date (dd/mm/yy)	31/03/2011
(II)	Capital raised during the year (Amount in US$)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilisation and Deployment of Funds (Amount in US$)

Total Liabilities $	Total Assets $
543,153	543,153
Sources of Funds

Paid - up Capital $	Reserves & Surplus
31,981	511,172

Secured Loans	Unsecured Loans
Nil	Nil
Application of Funds

Net Fixed Assets $	Investments $
23,764	129,793

Net Current Assets $	Misc. Expenditure
341,634	47,962

Accumulated Losses $
Nil

INDIA ABROAD PUBLICATIONS INC.
(IV)	Performance of Company (Amount in US$) for the year ended March 31, 2011

Turnover $	Total Expenditure $
2,563,499	2,825,469

Profit / Loss Before Tax $	Profit / Loss After Tax $
(261,970)	(261,970)

Earning per Share	Dividend @ %
(0.08)	Nil
(V)	Generic Names of Three Principal Products / Services of Company (as per monetary terms)

Item Code No. (ITC)	N/A
Product Description	News Paper

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A. Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India in New York Inc.
BOARD OF DIRECTORS
Mr. Ajit Balakrishnan
AUDITORS
PATKAR & PENDSE
INDIA
Directors’ Report
The Board of Directors present the audited financial statements of India in New York Inc. for the year ended March 31, 2011.
PRINCIPAL ACTIVITIES
India in New York Inc. is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. The Company publishes a free newspaper, distributed in the New York Metropolitan area.
REVIEW OF BUSINESS
The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross income of US $152,248/-. Gross Profit (before depreciation, amortization, impairment write down and taxes) is US $68,985/-. After giving effect to other adjustments, the net profit of US $68,985/- was carried to Balance Sheet.
DIVIDENDS
With a view to conserve resources, your Directors do not recommend any dividend.
For and on behalf of the Board of Directors
/s/ Director
Date: July 21, 2011

REPORT OF THE AUDITORS
The Board of Directors,
India In New York Inc.
We have audited the attached Balance Sheet of INDIA IN NEW YORK INC., a wholly owned subsidiary of India Abroad Publications Inc. incorporated in the United States, as at March 31, 2011 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:
We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
Further we report that:
(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.
(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.
(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 9 to the Accounts.
(d)
In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2011;
and
ii.	in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;
For Patkar & Pendse
Chartered Accountants
/s/ B.M. Pendse
Partner
M.No. 32625
Place: Mumbai
Date: July 21, 2011

India In New York, Inc
Balance Sheet as at March 31, 2011

		As at	As at
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $

I. SOURCES OF FUNDS

Shareholders’ funds:

Share Capital	1	—	—

Reserves & Surplus	2	1,370,300	1,301,316

TOTAL		1,370,300	1,301,316

II. APPLICATION OF FUNDS

Current assets, loans and advances:

Sundry debtors	3	68,423	63,786
Cash and bank balances	4	24,747	13,012
Loans and advances	5	1,285,716	1,232,360

		1,378,886	1,309,159

Less: Current liabilities and provisions:

Liabilities	6	8,586	7,843

Net current assets		1,370,300	1,301,316

TOTAL		1,370,300	1,301,316

Accounting policies and notes to balance sheet and profit and loss account	9

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India In New York, Inc
Profit & Loss Account for the year ended March 31, 2011

		For the year ended
	Schedule	31-Mar-11	31-Mar-10
	No	US $	US $

INCOME

Operating revenues	7	152,248	214,099

		152,248	214,099

EXPENDITURE

Operating and other expenses	8	83,264	82,161

		83,264	82,161

Profit for the year before tax		68,985	131,939

Provision for tax		—	—

Profit after tax		68,985	131,939

Surplus brought forward from previous year		1,276,316	1,144,377

Balance carried to balance sheet		1,345,300	1,276,316

Accounting policies and notes to balance sheet and profit and loss account	9

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India In New York Inc.
Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 1: SHARE CAPITAL

Authorized:
200 (P.Y 200) common shares with no par value	—	—

Issued and subscribed:
100 (P.Y. 100) common shares with no par value	—	—

TOTAL	—	—

SCHEDULE 2: RESERVES & SURPLUS

Securities Premium	25,000	25,000

Surplus in Profit & Loss Account	1,345,300	1,276,316

TOTAL	1,370,300	1,301,316

SCHEDULE 3: SUNDRY DEBTORS
Sundry debtors (unsecured considered good):

Outstanding over six months	—	—
Other debts	68,423	63,786

TOTAL	68,423	63,786

SCHEDULE 4: CASH AND BANK BALANCES

Bank balances:
Citi Bank NA
On current account	24,747	13,012

TOTAL	24,747	13,012

SCHEDULE 5: LOANS AND ADVANCES (Unsecured considered good)

Due from parent company — India Abroad Inc.	1,285,716	1,231,147

Advances recoverable in cash or in kind or for value to be received	—	1,213

TOTAL	1,285,716	1,232,360

SCHEDULE 6: LIABILITIES

Advance from customers	8,586	7,843

TOTAL	8,586	7,843

India In New York Inc.
Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	For the year ended
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 7: OPERATING REVENUE

Display Income	152,248	214,081

Royalty Income	—	18

TOTAL	152,248	214,099

SCHEDULE 8: OPERATING AND OTHER EXPENSES

Printing & Stationery	83,264	99,779
Office Expenses	—	181
Miscellaneous expenses	—	(17,799)

TOTAL	83,264	82,161

INDIA IN NEW YORK, INC
SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
A.	ACCOUNTING POLICIES
1.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

2.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Revenue recognition

Revenues comprise of revenues from advertisements.

Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

4.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

INDIA IN NEW YORK, INC
5.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

B.	NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
1.	Organization and Business

India In New York Inc (“the Company”) was incorporated as a New York Corporation on May 1st 1997. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading free news publications catering to the Asian-American community focusing on India and the global Indian community.

2.	Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

3.	Litigation:

There are no pending litigations against the company.

4.	The prior year figures have been regrouped and reclassified to conform to those of current year.

INDIA IN NEW YORK, INC
5.	Balance Sheet Abstract and Company’s General Business Profile

(I)	Registration Details

Registration No. — TAX ID No	N.A.	State Code	N.A.

Balance Sheet Date (dd/mm/yy)	31/03/2011
(II)	Capital raised during the year (Amount in US $)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilisation and Deployment of Funds (Amount in US$)

Total Liabilities $	Total Assets $
1,370,300	1,370,300
Sources of Funds

Paid - up Capital $	Reserves & Surplus
—	1,370,300

Secured Loans	Unsecured Loans
Nil	Nil
Application of Funds

Net Fixed Assets $	Investments $
—	—

Net Current Assets $	Misc. Expenditure
1,370,300	—

Accumulated Losses $
—

INDIA IN NEW YORK, INC
(IV)	Performance of Company (Amount in US$) for the year ended March 31, 2011

Turnover $	Total Expenditure $
152,248	83,264

Profit / Loss Before Tax $	Profit / Loss After Tax $
68,985	68,985

Earning per Share $	Dividend @ %
~	Nil
(V)	Generic Names of Three Principal Products / Services of Company (as per monetary terms)

Item Code No. (ITC)	N/A
Product Description	News Paper

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India Abroad Publications (Canada), Inc.
BOARD OF DIRECTORS
Mr. Ajit Balakrishnan
AUDITORS
PATKAR & PENDSE
INDIA
Directors’ Report
The Board of Directors present the audited financial statements of India Abroad Publications (Canada), Inc. for the year ended March 31, 2011.
PRINCIPAL ACTIVITIES
India Abroad Publications (Canada), Inc. (IA Canada), is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. IA Canada sells advertising space and subscriptions for the India Abroad newspaper in the Canadian Market.
REVIEW OF BUSINESS
The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross income of C $177,764/-. Gross Loss (before depreciation, amortization, impairment write down and taxes) is C $162,195/-. After giving effect to other adjustments, net loss of C $163,377/- was carried to Balance Sheet.
DIVIDENDS
In view of the losses, your Directors do not recommend any dividend.
For and on behalf of the Board of Directors
/s/ Director
Date: July 21, 2011

REPORT OF THE AUDITORS
The Board of Directors,
India Abroad Publications (Canada) Inc.
We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS (CANADA) INC., a Company incorporated in the United States, as at March 31, 2011 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:
We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
Further, we report that:
(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.
(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.
(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 10 to the Accounts.
(d)
In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2011;
and
ii.	in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;
For Patkar & Pendse
Chartered Accountants
/s/ B.M. Pendse
Partner
M.No. 32625
Place: Mumbai, India
Date: July 21, 2011

India Abroad Publications (Canada) Inc
Balance Sheet as at March 31, 2011

		As at	As at
	Schedule	31-Mar-11	31-Mar-10
	No.	C $	C $
I. SOURCES OF FUNDS

Shareholders’ funds:

Capital	1	142,974	142,974

TOTAL		142,974	142,974

II. APPLICATION OF FUNDS

Fixed assets:	2
Gross Block		15,120	15,120
Less: Depreciation		8,302	6,978

Net Block		6,818	8,142

Current assets, loans and advances:
Sundry debtors	3	78,536	5,000
Cash and bank balances	4	15,245	12,012
Loans and advances	5	(320,785)	(103,512)

		(227,004)	(86,500)

Less: Current liabilities and provisions:
Liabilities	6	70,242	48,693

Net current assets		(297,246)	(135,193)

Profit and loss account		#REF!	#REF!

TOTAL		#REF!	#REF!

Accounting policies and notes to
balance sheet and profit and loss account	10

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India Abroad Publications (Canada) Inc
Profit & Loss Account for the year ended March 31, 2011

		For the year ended
	Schedule	31-Mar-11	31-Mar-10
	No.	C $	C $

INCOME

Operating revenues	7	177,764	245,341

		177,764	245,341

EXPENDITURE

Personnel expenses	8	51,930	56,493

Operating and other expenses	9	288,028	266,851

Depreciation		1,182	5,617

		341,141	328,961

Profit / (Loss) for the year before tax		(163,377)	(83,620)

Provision for tax / Tax paid		—	—

Profit / (Loss ) after tax		(163,377)	(83,620)

Suplus / (Deficit) brought forward from previous year		#REF!	#REF!

Balance carried to balance sheet		#REF!	#REF!

Basic and Diluted Earnings Per Share (C$)		(1.00)	(0.51)

Accounting policies and notes to balance sheet and profit and loss account	10

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

India Abroad Publications (Canada) Inc
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	C $	C $

SCHEDULE 1: CAPITAL

Issued and subscribed:
162,974 (P.Y. 162,974) equity shares fully paid	142,974	142,974

TOTAL	142,974	142,974

India Abroad Publications (Canada) Inc
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2011
Schedule 2: Fixed Assets
IA-Canada

	Gross Block				Accumulated Depreciation
									Net Book	Net Book
	Opening			Closing Bal	Opening			Closing Bal	Value	Value
	Balance			(Amt in	Balance			(Amt in	(Amt in	(Amt in
	(Amt in C$)	Additions		C$) As At	(Amt in C$)	Dep during	Dep on	C$) As At	C$) As At	C$) As At
	As at April 1,	(Amt in	Deletions	March 31,	As at April 1,	the year	deletions	March	March 31,	March 31,
	2010	C$)	(Amt in C$)	2011	2010	(Amt in C$)	(Amt in C$)	31,2011	2011	2010

Machinery and equipment	13,619	—	—	13,619	5,716	1,144	—	6,860	6,759	7,903
Furniture and fixtures	1,500	—	—	1,500	1,262	180	—	1,442	58	238
	15,120	—	—	15,120	6,978	1,182	—	8,302	6,818	8,142

Previous year	15,120	—	—	15,120	1,361	5,617	—	6,978	8,142

India Abroad Publications (Canada) Inc
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	C $	C $

SCHEDULE 3: SUNDRY DEBTORS (Unsecured considered good)
Outstanding over six months	—	—
Other debts	78,536	5,000

TOTAL	78,536	5,000

SCHEDULE 4: CASH AND BANK BALANCES

Bank balances:

With Canadian Imperial Bank of Commerce
On current account	10,171	6,938

With Hongkong Bank
On current account	5,074	5,074

TOTAL	15,245	12,012

SCHEDULE 5: LOANS AND ADVANCES (Unsecured considered good)

Due from parent company -	(320,785)	(103,512)
India Abroad Publications Inc.

TOTAL	(320,785)	(103,512)

SCHEDULE 6: CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings	67,707	17,205

Advance from customers	2,535	31,488

TOTAL	70,242	48,693

India Abroad Publications (Canada) Inc
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2011

	For the year ended
	31-Mar-11	31-Mar-10
	C $	C $

SCHEDULE 7: OPERATING REVENUE

Subscription Income	23,787	39,373

Classified Income	1,766	3,138

Display Income	144,461	176,639

Retail Sale	7,750	26,190

TOTAL	177,764	245,341

SCHEDULE 8: PERSONNEL EXPENSES

Salaries and allowances	48,508	46,857

Statutory dues	3,422	9,636

TOTAL	51,930	56,493

SCHEDULE 9: OPERATING AND OTHER EXPENSES

Printing	175,115	181,482
Mailing & Distribution	36,543	35,087
Office Expenses	6,085	12,107
Professional Fees	—	2,558
Editorial Expenses	10,415	19,450
Telephone Expenses	1,584	1,485
Travel & Entertainment Expenses	992	1,098
Marketing Commission	12,897	11,782
Bank charges	1,374	1,802
Circulation Ezxpenses	43,023	—

TOTAL	288,028	266,851

INDIA ABROAD PUBLICATIONS (Canada) INC.
SCHEDULE 10: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
A.	ACCOUNTING POLICIES
1.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

2.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Revenue recognition

Revenues comprise from subscription to the India Abroad weekly news paper and income from advertisements. Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

Subscription revenues are derived from the revenues received from the news paper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 year period.

4.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Office equipment	5 years

INDIA ABROAD PUBLICATIONS (Canada) INC.
5.	Employee retirement benefits

The company does not have any employee retirement benefit plan.

Leave Encashment

The company’s policies does not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

6.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

7.	Income taxes

Income taxes are accounted for in accordance with Canadian tax laws on Income accrued and form part of the Holding Company tax liabilities.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in Canada. Tax liabilities and provision is accounted for by the Holding company.

B.	NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
1.	Organization and Business

India Abroad Publications (Canada) Inc (“the Company”) was incorporated in Canada on December 20th, 1983. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading news publications, catering to the Asian-American community focusing on India and the global Indian community.

INDIA ABROAD PUBLICATIONS (Canada) INC.
2.	Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

3.	The Company recognizes as revenues based on advertisements published and subscriptions ratably over the period of subscription. Hence requirements as to quantitative information are not applicable.

4.	Litigation:

There are no pending litigations against the company.

5.	The prior year figures have been regrouped and reclassified to conform with those of the current year.

6.	Balance Sheet Abstract and Company’s General Business Profile
(I)	Registration Details

Registration No.-	N.A.	State Code	N.A.
Business No

Balance Sheet Date	31/03/2011
(dd/mm/yy)
(II)	Capital raised during the year (Amount in C$)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilisation and Deployment of Funds (Amount in C$)

Total Liabilities C$	Total Assets C$
142,974	142,974
Sources of Funds

Paid - up Capital C$	Reserves & Surplus
142,974	Nil

INDIA ABROAD PUBLICATIONS (Canada) INC.

Secured Loans	Unsecured Loans
Nil	Nil
Application of Funds

Net Fixed Assets C$	Investments $
6,818	Nil

Net Current Assets C$	Misc. Expenditure
(297,246)	Nil

Accumulated Losses C$
433,402
(IV)	Performance of Company (Amount in C$) for the year ended March 31, 2011

Turnover C $	Total Expenditure C$
177,764	341,141

Profit / Loss Before Tax C$	Profit / Loss After Tax C$
(163,377)	(163,377)

Earning per Share	Dividend @ %
(1.00)	Nil
(V)	Generic Names of Three Principal Products / Services of Company ( as per monetary terms )

Item Code No. ( ITC )	N/A
Product Description	News Paper

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A. Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

Rediff.com Inc.
BOARD OF DIRECTORS
Mr. Ajit Balakrishnan
AUDITORS
PATKAR & PENDSE
INDIA
Directors’ Report
The Board of Directors present the audited financial statements of Rediff.com Inc. for the year ended March 31, 2011.
PRINCIPAL ACTIVITIES
Rediff.com Inc. is a wholly owned subsidiary of Rediff Holdings Inc. Rediff.com Inc. derives revenue from a website targeted at the Indian American community.
REVIEW OF BUSINESS
The Profit & Loss account is set out along with this report and shows that the Company earned gross income of US $962,724/-. Gross Profit (before depreciation, amortization, impairment write down and taxes) is US $201,831/-. After giving effect to other adjustments, the net profit of US $201,831/- was carried to Balance Sheet.
DIVIDENDS
With the view to conserve resources, your Directors do not recommend any dividend.
For and on behalf of the Board of Directors
/s/ Director
Date: July 21, 2011

REPORT OF THE AUDITORS
The Board of Directors,
Rediff.Com Inc.
We have audited the attached Balance Sheet of REDIFF.COM INC., a wholly owned subsidiary of Rediff Holdings Inc. incorporated in the United States, as at March 31, 2011 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:
We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
Further, we report that:
(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 10 to the Accounts.

(d)
In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2011;
and
ii.	in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;
For Patkar & Pendse
Chartered Accountants
/s/ B.M. Pendse
Partner
M.No. 32625
Place: Mumbai, India
Date: July 21, 2011

Rediff.com Inc.
Balance Sheet as at March 31, 2011

		As at	As at
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $
I. SOURCES OF FUNDS

Shareholders’ funds:

Capital	1	5	5

Reserves & Surplus	2	5,403,555	5,201,724

TOTAL		5,403,560	5,201,729

II. APPLICATION OF FUNDS

Fixed assets:	3
Gross Block		601,011	601,011
Less: Depreciation		601,011	601,011

Net Block		—	—

Current assets, loans and advances:
Sundry debtors	4	215,620	192,160
Cash and bank balances	5	128,992	71,976
Loans and advances	6	5,148,913	4,986,554

		5,493,524	5,250,691
Less: Current liabilities and provisions:
Liabilities	7	89,964	48,962

		89,964	48,962

Net current assets		5,403,560	5,201,729

TOTAL		5,403,560	5,201,729

Accounting policies and notes to balance sheet and profit and loss account	10

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

Rediff.com Inc
Profit & Loss Account for the year ended March 31, 2011

		For the year ended
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $

INCOME

Display income		962,724	1,029,370

		962,724	1,029,370

EXPENDITURE

Personnel expenses	8	672,878	751,145

Operating and other expenses	9	88,015	114,972

Depreciation		—	—

		760,893	866,117

Profit/ Loss for the year before tax		201,831	163,253
Provision for tax/ Taxes paid		—	—

		201,831	163,253

Deficit brought forward from previous year		1,869,579	1,706,326

Balance carried to balance sheet		2,071,410	1,869,579

Basic and Diluted Earnings Per Share (US$)		40.37	32.65

Accounting policies and notes to balance sheet and profit and loss account	10

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

Rediff.com Inc.
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 1: CAPITAL

Authorized:
10000 shares @ $0.001 per share	10	10

Issued and subscribed:
5000 shares @ $0.001 per share; par value	5	5

TOTAL	5	5

SCHEDULE 2: RESERVES AND SURPLUS

Securities Premium Account	3,332,145	3,332,145

Profit and loss Account	2,071,410	1,869,579

TOTAL	5,403,555	5,201,724

Rediff.com Inc.
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011
Schedule 3: Fixed Assets
(US$)

	Gross Block				Accumulated Depreciation
						Dep		Closing	Net Book	Net Book
	Opening			Closing Bal	Opening	during	Dep on	Balance (Amt	Value (Amt	Value (Amt
	Balance (Amt	Additions	Deletions	(Amt in USD)	Balance (Amt	the year	deletions	in USD) As	in USD) As	in USD) As
	in USD) As at	(Amt in	(Amt in	As at March	in USD) As at	(Amt in	(Amt in	At March 31,	At March	At March
SHEDULE 3: FIXED ASSETS	April 1, 2010	USD)	USD)	31, 2011	April 1, 2010	USD)	USD)	2011	31, 2011	31, 2011

Computer Equipment	556,590	—	—	556,590	556,590	—	—	556,590	—	—
Furniture and fixtures	44,421	—	—	44,421	44,421	—	—	44,421	—	—

	601,011	—	—	601,011	601,011	—	—	601,011	—	—

Previous Year	601,011	—	—	601,011	601,011	—		601,011	—

Rediff.com Inc.
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 4: SUNDRY DEBTORS

Sundry debtors (Unsecured considered good)
Outstanding over six months	158,739	124,714
Other debts	191,789	190,354

	350,528	315,068

Less: Provision for doubtful debts	134,908	122,908

	215,620	192,160

SCHEDULE 5: CASH AND BANK BALANCES

Bank balances:

With Citibank
In current account	128,992	71,976

TOTAL	128,992	71,976

SCHEDULE 6: LOANS AND ADVANCES (Unsecured)

Due from group companies	5,148,913	4,986,554

TOTAL	5,148,913	4,986,554

Notes:
1. (a) Considered good	5,148,913	4,986,554
(b) Considered doubtful	—	—

	5,148,913	4,986,554

SCHEDULE 7: CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings	89,964	48,962

Due to parent / group companies		—

TOTAL	89,964	48,962

Rediff.com Inc.
Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	For the year ended
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 8: PERSONNEL EXPENSES

Salaries and allowances	631,676	697,531

Statutory dues	41,202	53,614

TOTAL	672,878	751,145

SCHEDULE 9: OPERATING AND OTHER EXPENSES

Travelling expenses	2,000	6,846
Payroll processing fee	3,136	3,743
Insurance charges	59,264	74,528
Office espenses	4,115	856
Bad debts	12,000	29,000
Commission	7,500	—

	88,015	114,972

Rediff.com Inc.
SCHEDULE 10: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
A.	ACCOUNTING POLICIES
1.	Basis of preparation of financial statements
The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.
2.	Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.	Revenue recognition
Revenues comprise of revenues from online advertising. Online advertising includes advertisement and sponsorships.
Online advertising
Advertisement and sponsorship income is derived from customers who advertise on the Company’s website or to whom direct links from the Company’s website to their own websites are provided.
Revenue from advertisement and sponsorships is recognized ratably over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company’s website, which generally provide users with direct links to sponsor websites. These revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company’s portal. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

Rediff.com Inc.
4.	Fixed assets and depreciation
Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Computer equipment	3 years
5.	Income taxes
Income taxes are accounted for in accordance with US tax laws on Income accrued and form part of the Parent company Income tax liability.
Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding Company.
B.	NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
1.	Organization and Business
Rediff.com Inc (“the Company”) was incorporated on July 30, 1999. On February 27, 2001, Rediff Holdings Inc. acquired thinkindia.com Inc (“thinkindia”) which was renamed as Rediff.Com Inc. Rediff.Com provides the Rediff Group with technology, marketing and content support in the United States.
The Company is one of the leading Internet destinations, or portals, focusing on India and the global Indian community. Its websites consists of interest specific channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger and e-commerce.
2.	The Company recognizes as revenues from advertisements and online marketing and hence requirements as to quantitative information are not applicable.
3.	Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.
4.	Litigation:
There are no pending litigations against the company.
Prior year figures have been regrouped and reclassified to conform to those of the current year.

Rediff.com Inc.
5.	Balance Sheet Abstract and Company’s General Business Profile.
(I)	Registration Details

Registration No. — Tax ID No	N.A.	State Code	N.A.

Balance Sheet Date (dd/mm/yy)	31/03/2011
(II)	Capital raised during the year (Amount in US$)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilization and Deployment of Funds (Amount in US$)

Total Liabilities US $	Total Assets US $
5,403,560	5,403,560
Sources of Funds

Paid - up Capital $	Reserves & Surplus
5	5,403,555

Secured Loans	Unsecured Loans
Nil	Nil
Application of Funds

Net Fixed Assets	Investments
Nil	Nil

Net Current Assets $	Misc. Expenditure
5,403,560	Nil

Accumulated Losses
Nil

Rediff.com Inc.
(IV)	Performance of Company (Amount in US $) for the year ended March 31, 2011

Turnover $	Total Expenditure $
962,724	760,893

Profit / Loss Before Tax $	Profit / Loss After Tax $
201,831	201,831

Earning per Share $	Dividend @ %
40.37	Nil
(V)	Generic Names of Three Principal Products / Services of Company (as per monetary terms)

Item Code No. (ITC)	N/A
Product Description	Online Advertising

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A. Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

Value Communications Corporation
BOARD OF DIRECTORS
Mr. Ajit Balakrishnan
AUDITORS
PATKAR & PENDSE
INDIA
Directors’ Report
The Board of Directors present the audited financial statements of Value Communication Corporation Inc. for the year ended on March 31, 2011.
REVIEW OF BUSINESS
Following the sale of its long distance phone card business in April 2004, the Company is currently not engaged in any business.
Since we have no business activity, we did not incur any expenses during the year.
DIVIDENDS
In view of the losses, your Directors do not recommend any dividend.
For and on behalf of the Board of Directors
/s/ Director
Date: July 21, 2011

REPORT OF THE AUDITORS
The Board of Directors,
Value Communications Corporation
We have audited the attached Balance Sheet of VALUE COMMUNICATIONS CORPORATION, a wholly owned subsidiary of Rediff.com India Limited incorporated in the United States, as at March 31, 2011 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:
We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
Further, we report that:
(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 7 to the Accounts.

(d)
In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2011;
and
ii.	in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;
For Patkar & Pendse
Chartered Accountants
/s/ B.M. Pendse
Partner
M.No. 32625
Place: Mumbai, India
Date: July 21, 2011

Value Communications Corporation
Balance Sheet as at March 31, 2011

		As at	As at
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $
I. SOURCES OF FUNDS

Shareholders’ funds:
Share Capital	1	7,146,432	7,146,432

Reserves & Surplus
Deferred tax liability		—	—

TOTAL		7,146,432	7,146,432

II. APPLICATION OF FUNDS
Fixed assets:
Gross Block	2	—	—
Less: Depreciation		—	—

Net Block		—	—

Current assets, loans and advances:
Sundry Debtors		—	—
Cash and bank balances	3	12,515	12,515
Loans and advances	4	139,846	208,175

		152,361	220,690

Less: Current liabilities and provisions:
Liabilities	5	3,003,910	3,072,239

		3,003,910	3,072,239

Net current assets		(2,851,549)	(2,851,549)

Profit and loss account		9,997,981	9,997,981

TOTAL		7,146,432	7,146,432

Accounting policies and notes to balance sheet and profit and loss account	7

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

Value Communications Corporation
Profit & Loss Account for the year ended March 31, 2011

		For the year ended
	Schedule	31-Mar-11	31-Mar-10
	No.	US $	US $

INCOME

Operating Income		—	—

		—	—

EXPENDITURE

Operating and other expenses	6	—	—

		—	—

Profit/ (Loss) for the year before tax		—	—

Less: Provision for tax		—	—

Loss after Tax		—	—

Deficit brought forward from previous year		(9,997,981)	(9,997,981)

Balance carried to balance sheet		(9,997,981)	(9,997,981)

Accounting policies and notes to balance sheet and profit and loss account	7

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M.Pendse	/s/ A.Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

/s/ B.M.Pendse	/s/ A.Balakrishnan

Value Communications Corporation
Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 1: SHARE CAPITAL

Authorized:
20,000,000 shares common stock, no par value	—	—

Issued and subscribed:
12,000,000 shares common stock	7,146,432	7,146,432

TOTAL	7,146,432	7,146,432

Value Communications Corporation
Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

SCHEDULE 2: FIXED ASSETS

	Gross Block				Depreciation				Net Block
	As at			As at	As at			As at	As at	As at
	April 1,			March 31,	April 1,			March 31,	March 31,	March 31,
Particulars	2010	Additions	Deletions	2011	2010	Addition	Deletions	2011	2011	2010

EQUIPT & COMPUTERS	—	—	—	—	—	—	—	—	—	—
SOFTWARE	—	—	—	—	—	—	—	—	—	—

Total	—	—	—	—	—	—	—	—	—	—

Previous year	—	—	—	—	—	—	—	—	—

Value Communications Corporation
Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 3: CASH AND BANK BALANCES

Bank balances:

(i) Citi Bank N.Y.
On current account	12,515	12,515

TOTAL	12,515	12,515

SCHEDULE 4: LOANS AND ADVANCES ADVANCES (Unsecured considered good)

Advances recoverable in cash or in kind or for value to be received

Dues From Parent Company	139,846	139,846
Others	—	68,329

TOTAL	139,846	208,175

SCHEDULE 5: LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.	14,369	14,369

- Dues to parent / group companies	2,989,541	3,057,870

TOTAL	3,003,910	3,072,239

Value Communications Corporation
Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account for the year ended March 31, 2011

	As at	As at
	31-Mar-11	31-Mar-10
	US $	US $

SCHEDULE 6: OPERATING AND OTHER EXPENSES

Bank Charges	—	—

TOTAL	—	—

/s/ B.M.Pendse

Value Communications Corporation
SCHEDULE 7: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
A.	ACCOUNTING POLICIES
1.	Basis of preparation of financial statements
The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.
2.	Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.	Revenue recognition
The Company recognizes revenue as PINs and prepaid calling cards are delivered to customers.
4.	Fixed assets and depreciation
Pursuant to the sale of business on 8th April 2004, the company does not hold any fixed assets.
5.	Employee retirement benefits
The company has employee retirement benefit plan in which employer merely facilitate the plan administration. Employer does not contribute to the plan.
Leave Encashment
Provision for leave encashment is computed on the basis of last drawn salary for the unavailed leave balance to the credit of the employees at the year end and is charged to the Profit and Loss Account.

Value Communications Corporation
6.	Foreign currency transactions
Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.
Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.
Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.
Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.
7.	Income taxes
Income taxes are accounted for in accordance with the US tax laws.
Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws.
8.	Deferred Income Taxes
Deferred Tax is recognized for all timing differences, subject to the consideration of prudence, applying the tax rates that have been subsequently enacted after the Balance Sheet date.
9.	Leases
Operating Lease rentals are expensed with reference to lease terms and conditions.

Value Communications Corporation
B.	NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
1.	Organization and Business
Value Communications Corporation (“ValuCom” or the “Company”) is a wholly-owned subsidiary of Rediff.com India, Ltd (“Rediff”). ValuCom provides internet-based marketing of prepaid long-distance service to over 200 countries worldwide. The Company markets its services to consumers and small businesses by packaging long-distance service from large telecommunication companies into Prepaid Identification Numbers (“PINs”) and prepaid calling cards for sale on its Internet site or at its call-in center.
2.	An event having significant impact on the Company occurred on 8th April, 2004, where the Company’s entire business was sold to World Quest Networks, Inc.
3.	Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.
4.	Litigation:

There are no pending litigations against the company.

5.	Deferred Income Taxes
As of March 31, 2011, the components of the Company’s net deferred tax assets are as follows:
As of March 31, 2011, the Company has net operating loss carry forwards of approx US$ 2,965,000 for federal income tax purposes, which expire in the years 2020 to 2026. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.
6.	The prior year figures have been regrouped and reclassified to conform to those of the current year.

Value Communications Corporation
7.	Balance Sheet Abstract and Company’s General Business Profile
(I)	Registration Details

Registration No.	N.A.	State Code	N.A.

Balance Sheet Date	31/03/2011
(dd/mm/yy)
(II)	Capital raised during the year (Amount in US$)

Public Issue	Rights Issue
Nil	Nil

Bonus Issue	Private Placement
Nil	Nil
(III)	Position of Mobilisation and Deployment of Funds (Amount in US$ )

Total Liabilities	Total Assets
7,146,432	7,146,432
Sources of Funds

Paid - up Capital	Reserves & Surplus
7,146,432	NIL

Secured Loans	Unsecured Loans
Nil	Nil
Application of Funds

Net Fixed Assets	Investments
Nil	Nil

Value Communications Corporation

Net Current Assets	Accumulated Losses
(2,851,549)	9,997,981
(IV)	Performance of Company (Amount in US$) for the year ended March 31, 2011.

Turnover $	Total Expenditure $
—	0

Profit / Loss Before Tax	Profit / Loss After Tax
0	0

Earning per Share $	Dividend @ %
0.00	Nil
(V)	Generic Names of Three Principal Products / Services of Company ( as per monetary terms)

Item Code No. (ITC)	N/A
Product Description	Prepaid calling cards

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A. Balakrishnan
Partner	Director
M.No. 32625

Mumbai, India	Mumbai, India
Date: July 21, 2011	Date: July 21, 2011

REDIFF.COM INDIA LTD
Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016
ATTENDANCE SLIP

Folio No. __________

No. of Shares __________
I hereby record my presence at the Sixteenth Annual General Meeting of the Company being held at Registered Office at 1st Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016 at 10.00 a.m. (IST) on Friday, 16th September, 2011.

Signature of attending Member/Proxy
Name:
Note: A member/proxy holder attending the meeting must bring the Attendance Slip to the meeting and hand it over at the entrance duly signed.
REDIFF.COM INDIA LTD
Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016
PROXY
I/We,                                         , of                      in the district of                      being a member/members of the above Company hereby appoint                                          of                      in the district of                                          or failing him                      of                                          in the district of                      as my/our Proxy to attend and vote for me/us and on my/our behalf at the Sixteenth Annual General Meeting of the Company to be held on Friday, 16th September, 2011 at 10a.m.(IST) and at any adjournment thereof.
Signed this                      day of                      2011

Folio No. __________
No. of Shares __________

Signature	Affix

Re. 0.15
Revenue
Stamp
This form is to be used in favour of* / against* the resolution. Unless otherwise instructed, the proxy will act as he thinks fit.

*		Strike out whichever is not applicable.

Note:	1.	The Proxy must be returned so as to reach the registered office of the Company not less than 48 hours before the time for holding of the aforesaid meeting.

	2.	A proxy need not be a member.